UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Universal Insurance Holdings, Inc.

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April 28, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Universal Insurance Holdings, Inc. We will hold the meeting at 9:00 a.m., Central Daylight Time, on Thursday, June 9, 2016, at the Hotel Ivy, 201 South 11th Street, Minneapolis, Minnesota 55403.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Your vote is very important to us. We encourage you to vote, regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we hope that your shares are represented and voted. There are several methods available to vote our shares, each of which is described in the Proxy Statement and on your proxy card.

We were pleased that our company performed well in 2015, generating record results despite a challenging economic environment. Our performance benefitted from our focus on profitable and organic growth, the strength of our network of independent agents, our strong financial profile and sustained operating discipline, and our commitment to diversification through geographic expansion.

Since February 2013, when our current executive team assumed leadership of our company, our revenues, net income, earnings per share and return on equity have improved dramatically. Over the same period, we have improved our capital and liquidity measures while maintaining our commitment to shareholder value and policyholder service.

As discussed in more detail in this Proxy Statement, to demonstrate my personal commitment and motivation to improving shareholder return, I have offered to return the 290,250 shares of common stock I received, net of withholding, from a restricted performance stock grant awarded to me in April 2015 (which vested in March 2016) pursuant to my 2013 employment agreement, in exchange for an employee stock option covering 800,000 shares with an exercise price equal to the closing price of our common stock on the date of our meeting. The grant date fair value of this stock option would be approximately 20% to 25% less than the fair market value of the shares I would be returning, depending on the closing price. Our Compensation Committee and Board of Directors have considered and accepted my offer and agreed to make the replacement option grant, subject to shareholder approval of the amendment to our 2009 Omnibus Incentive Plan, which is Item 2 on the proxy card.

I would like to thank you for your confidence in our company. I look forward to seeing you at the meeting.

Sincerely,

Sean P. Downes
Chairman and Chief Executive Officer

1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309

(954) 958-1200

UNIVERSAL INSURANCE HOLDINGS, INC.

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Thursday, June 9, 2016, at 9:00 a.m., Central Daylight Time

Place	Hotel Ivy 201 South 11th Street Minneapolis, MN 55403

Items of Business

•    Election to our Board of Directors of the nine nominees named in the Proxy Statement for a one-year term

•    Approval of amendments to and a restatement of our 2009 Omnibus Incentive Plan and Section 162(m) performance goals

•    Ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the 2016 fiscal year

•    Shareholder proposal on majority voting standard for the election of directors

•    Transaction of such other business as may properly come before the meeting or any adjournment thereof

Record Date	Only shareholders of record at the close of business on April 11, 2016 are entitled to receive notice of, and to vote at, the meeting.

Proxy Voting	Please vote promptly. You can vote your shares via the internet, by telephone or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen J. Donaghy, Secretary
Fort Lauderdale, Florida
April 28, 2016

UNIVERSAL INSURANCE HOLDINGS, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Universal Insurance Holdings, Inc., a Delaware corporation (“Company”), of proxies to be voted at the 2016 Annual Meeting of Shareholders, to be held at the Hotel Ivy, 201 South 11th Street, Minneapolis, Minnesota 55403, on Thursday, June 9, 2016, at 9:00 a.m., Central Daylight Time, and at any and all postponements or adjournments thereof, for the items of business set forth in the accompanying Notice of 2016 Annual Meeting of Shareholders.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is included. This Proxy Statement, Notice of 2016 Annual Meeting of Shareholders, accompanying proxy card and Annual Report are first expected to be mailed on April 28, 2016. These materials will also be available at http://www.cstproxy.com/universalinsuranceholdings/2016 and at http://www.proxyvote.com.

CORPORATE GOVERNANCE

The Board is responsible for overseeing management and providing sound governance on behalf of our shareholders. The Board selects our executive officers, delegates responsibilities for the conduct of day-to-day operations to such officers and monitors the performance of our officers.

Board Membership Criteria and Nominations

In selecting candidates for director, the Board looks for individuals with strong personal attributes including:

•	Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings.

•	Accountability: Directors should be willing to be accountable for their decisions as directors.

•	Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues.

•	Responsibility: Directors should interact with each other in a manner that encourages responsible, open, challenging and inspired discussion.

•	High Performance Standards: Directors should have a history of achievements that reflects high standards for themselves and others.

•	Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their service on the Board.

•	Courage: Directors should possess the courage to express views openly, even in the face of opposition.

The Board maintains no formal policy regarding Board membership diversity. In nominating directors, the Board considers, among other things, functional areas of experience, educational background, employment experience and leadership performance.

The Board has not adopted a formal policy with regard to the consideration of any director nominees recommended by shareholders. The Board and Nominating and Governance Committee believe this is appropriate because they are best situated to know the Company’s needs and identify candidates with appropriate industry and related expertise. The Board and Nominating and Governance Committee will continue to monitor whether to implement a process for the consideration of director nominees recommended by shareholders.

Director Nominees

The current directors of the Company are as follows, each of whom is also a director nominee:

Name	Age	Position	Date of Joining the Board
Scott P. Callahan	62	Director	2013
Sean P. Downes	46	Chairman and Chief Executive Officer	2005
Darryl L. Lewis	51	Director	2013
Ralph J. Palmieri	69	Director	2014
Richard D. Peterson	48	Director	2014
Michael A. Pietrangelo	73	Director	2010
Ozzie A. Schindler	47	Director	2007
Jon W. Springer	46	Director, President and Chief Risk Officer	2013
Joel M. Wilentz, M.D.	81	Director	1997

Scott P. Callahan became a director of the Company in 2013. Mr. Callahan has more than thirty years’ experience in the property and casualty reinsurance industry. Mr. Callahan currently serves as President and Managing Member of SPC Global RE Advisors LLC, a consulting firm specializing in reinsurance matters. Until 2011, Mr. Callahan served as Executive Vice President of Everest Reinsurance Holdings, Inc. and Everest Reinsurance Company since 2002. Mr. Callahan also served as a director of Everest Reinsurance Company from 2001 to 2011, a director of Everest International Reinsurance, Ltd. from 2003 to 2007, and director of Everest Reinsurance (Bermuda), Ltd. from 2001 to 2007. His broad knowledge of the reinsurance industry allows Mr. Callahan to provide valuable perspective to the Board, particularly on matters related to the Company’s reinsurance program.

Sean P. Downes became Chairman and Chief Executive Officer of the Company in 2013. Mr. Downes also served as President of the Company from 2013 to March 10, 2016. Prior to becoming President and Chief Executive Officer, Mr. Downes served as Senior Vice President and Chief Operating Officer of the Company since 2005 and Chief Operating Officer of Universal Property & Casualty Insurance Company (“UPCIC”), a wholly-owned subsidiary of the Company, since 2003. Mr. Downes has served as a director of the Company since 2005 and as a director of UPCIC since 2003. Prior to joining UPCIC, Mr. Downes was Chief Operating Officer of Universal Adjusting Corporation, a wholly-owned subsidiary of the Company, from 1999 to 2003. As an experienced financial and operational leader within the insurance industry, Mr. Downes brings a broad understanding of the strategic priorities and operational demands facing the Company.

Darryl L. Lewis became a director of the Company in 2013. Mr. Lewis is an established trial attorney in Florida and throughout the southeast region of the United States. Mr. Lewis has been a shareholder with the law firm of Searcy Denney Scarola Barnhart & Shipley, P.A. since 2003. Mr. Lewis was named in the Best Lawyers in America publication in connection with his litigation practice and in the South Florida Legal Guide as one of Florida’s top trial lawyers. Mr. Lewis’s extensive knowledge of the Florida business and legal markets makes him a valuable member of the Board.

Ralph J. Palmieri became a director of the Company in 2014. Mr. Palmieri has more than 40 years of experience in the insurance and reinsurance industries. Mr. Palmieri served in various capacities with The Hartford Insurance Group and its subsidiaries from 1976 until his retirement in 2007, including Senior Vice President, Specialty Lines, for The Hartford and President and Chief Operating Officer of The Hartford’s surplus lines subsidiary, First State Management Group (formerly known as Cameron and Colby Co.), from 1988 to 2007. Mr. Palmieri brings an acute understanding of the insurance and reinsurance industries and executive leadership experience to the Board.

Richard D. Peterson became a director of the Company in 2014. Mr. Peterson has over 20 years of experience in the areas of executive management, finance and accounting. Since 2015, Mr. Peterson has served as Chief Financial Officer of Novan, Inc., a privately-held pharmaceutical company. Mr. Peterson served as Executive Vice President, Chief Financial Officer and Treasurer of Medicis Pharmaceutical Corporation from 1995 to 2012. Mr. Peterson has an understanding of corporate governance matters and experience with financial reporting and executive leadership that make him a valued member of our Board.

Michael A. Pietrangelo became a director of the Company in 2010. Since 1998, Mr. Pietrangelo has practiced law and has been of counsel to the firm of Pietrangelo Cook, PLC. Mr. Pietrangelo is admitted to the bars of the states of New York and Tennessee and the District of Columbia. He served on the board of directors of MRI Interventions Inc., a publicly traded research and development company, from 2010 to 2014, and he currently serves on the board of directors of the American Parkinson Disease Association, a not-for-profit organization focused on serving the Parkinson’s community. Mr. Pietrangelo also serves as the managing partner of The Theraplex Company, LLC, a privately held skin care company. He has valuable experience in corporate governance, legal and financial matters as a result of his positions as a lawyer, executive and director of privately held and public companies, as well as nonprofit organizations.

Ozzie A. Schindler became a director of the Company in 2007. Mr. Schindler has been a shareholder with the law firm of Greenberg Traurig LLP since 2005, specializing in all aspects of international tax planning. He is admitted to both the Florida and New York bars. Mr. Schindler provides strong regulatory, accounting, financial, risk analysis, internal audit, compliance, corporate governance and administrative skills and experience to the Board.

Jon W. Springer became a director of the Company in 2013. Mr. Springer became President and Chief Risk Officer of the Company as of March 10, 2016. Prior to taking on such role, he served as the Executive Vice President and Chief Operating Officer of the Company since 2013. Mr. Springer was Executive Vice President of Universal Risk Advisors, Inc., a wholly-owned subsidiary of the Company, from 2006 through 2008, and the Executive Vice President of Blue Atlantic Reinsurance Corporation (“Blue Atlantic”), a wholly-owned subsidiary of the Company, since 2008. Before joining Universal Risk Advisors, Inc., Mr. Springer was an Executive Vice President of Willis Re, Inc. and was responsible for managing property and casualty operations in its Minneapolis office. Mr. Springer has extensive experience in the property and casualty insurance industry, including with respect to reinsurance arrangements.

Joel M. Wilentz, M.D. became a director of the Company in 1997. Dr. Wilentz is one of the founding members of Dermatology Associates, founded in 1970, and of the Centers for Cosmetic Enhancement in Florida. Dr. Wilentz is, at present, a member of the Board of Governors of Nova Southeastern University. Dr. Wilentz’s general business acumen and deep understanding of the Florida business, professional and regulatory environment allow him to provide independent guidance to the Board on a wide variety of general corporate and strategic matters.

Each nominee elected as a director at the 2016 Annual Meeting of Shareholders is elected to serve until the 2017 Annual Meeting of Shareholders or the election and qualification of his successor.

ITEM 1: ELECTION OF DIRECTORS

The Board, upon the recommendation of the Nominating and Governance Committee, has nominated incumbent directors Scott P. Callahan, Sean P. Downes, Darryl L. Lewis, Ralph J. Palmieri, Richard D. Peterson, Michael A. Pietrangelo, Ozzie A. Schindler, Jon W. Springer and Joel M. Wilentz, M.D. for election to the Board to serve as directors until the 2017 Annual Meeting or until each nominee’s successor is duly elected and qualified. The Board has fixed the number of director seats on the Board at nine.

The nominees have consented to be named in this Proxy Statement as director nominees and have indicated their intent to serve if elected. If any nominee becomes unavailable for any reason, or if any vacancy in the slate of directors to be elected at the meeting should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee or to fill such vacancy on the Board.

The nine nominees for election as directors who receive the greatest number of affirmative “For” votes of the shares of common stock and preferred stock will be elected as directors. If elected, each nominee is expected to serve until the 2017 annual meeting or until his successor is duly elected and qualified.

THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR ELECTION AS DIRECTORS.

Corporate Governance Framework

The Board’s leadership structure is designed to ensure that authority and responsibility are effectively allocated between the Board and management. In addition to our strong corporate governance practices and the key oversight roles of our lead independent director and committee chairs, each as described below, all directors share equally in their responsibilities as members of the Board and take seriously the charge of leading the Company on behalf of our shareholders. Our corporate governance framework reflects our commitment to independence and corporate responsibility and to promote achievement of our financial goals through responsible development and execution of corporate strategy. Our governance framework enables independent and skilled directors to provide oversight, advice and counsel to promote the interests of the Company and our shareholders. Through our governance framework, our directors are encouraged to and periodically confer with management. Our governance framework is established and evidenced by our Corporate Governance Guidelines (“Governance Guidelines”), Code of Business Conduct and Ethics (“Code of Conduct”), our risk management program and our commitment to transparent financial reporting. Our Governance Guidelines, Code of Conduct and the charters of each Board committee are available at www.universalinsuranceholdings.com. The Board, along with management, regularly reviews our policies and procedures, charters and practices to ensure that they are appropriate and reflect desired standards of corporate governance.

Governance Highlights

The following chart highlights our corporate governance practices and principles, each of which is described in more detail below.

Board Independence	• Seven of our nine director nominees are independent. • Messrs. Downes and Springer are the only members of management who serve as directors.
Board Composition

•    The Nominating and Governance Committee regularly reviews Board performance, assesses gaps in skills or experience on the Board and periodically recommends new directors to add a fresh perspective to the Board while maintaining continuity and valuable historic knowledge.

•    We have added five new directors to the Board since 2013.

Lead Independent Director

•    Our independent directors elect our lead independent director.

•    Our lead independent director chairs regularly-scheduled executive sessions at which our independent directors discuss matters without management present, including management’s performance, succession planning and Board effectiveness.

Board Committees

•    We have four Board committees: Audit Committee, Compensation Committee, Nominating and Governance Committee and Investment Committee.

•    Our Compensation Committee, Audit Committee and Nominating and Governance Committee are each comprised exclusively of independent directors.

•    Chairs of the Board committees shape the agenda and information presented to their committees.

Board Oversight of Risk Management

•    The Board seeks to assure that material risks are identified and managed appropriately, and the Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management.

•    Our Audit Committee oversees the integrity of our financial reporting process, financial statements and related legal and regulatory compliance.

•    Our Compensation Committee considers risk in connection with its design of the compensation program for our executives.

•    Our Nominating and Governance Committee assists in managing risk by regularly reviewing the Company’s governance practices and the composition of the Board and its committees, including with regard to director independence.

•    Our Investment Committee considers risks related to the investment of the Company’s securities portfolio and the Company’s investment strategy.

Accountability

•    Our directors are elected annually.

•    We have outreach and engagement with our largest shareholders and have established a mechanism to allow shareholders to communicate anonymously any concerns to our independent directors.

Open Communications

•    Our committees report to the Board regularly.

•    The Board promotes open and frank discussions with management.

•    Our directors have free access to members of management and other employees on a confidential basis and are authorized to hire outside consultants or experts at the Company’s expense.

Director Education	• The Board routinely focuses on continuing director education for all directors and Board orientation for new directors.
Self-Evaluations	• The Board and each committee conduct an annual evaluation of its performance.
Succession Planning	• Senior management succession planning is a top Board priority. The Board devotes significant attention to identifying and developing talented senior leaders.
Director Stock Ownership	• Within two years of joining the Board, each director is expected to hold shares of common stock having a value of at least $25,000.
Clawback Policy; No Hedging

•    We have a compensation clawback policy designed to mitigate risk in connection with executive compensation.

•    Our directors, executive officers and senior accounting and finance personnel may not hedge or short shares of common stock, engage in options trading, trade on margin or pledge shares of common stock as collateral.

Board and Committee Meetings

Meetings of the Board are held regularly each quarter and as otherwise required. The Board held five meetings during 2015. We encourage directors to attend the annual meeting of shareholders and expect that they will attend. All 2015 nominees were present at the 2015 Annual Meeting. All of our directors attended at least 75% of the meetings of the Board and the committees on which they served during 2015.

Board Leadership Structure

The Board believes that it is important to retain flexibility in determining the best leadership structure for the Company at any particular time. Our bylaws provide that the roles of Board Chairman and Chief Executive Officer may be filled by the same or different individuals, which provides the Board the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The roles of Chairman and Chief Executive Officer of the Company are currently held by the same person, Sean P. Downes. The Board believes that our shareholders are best served at this time by having Mr. Downes fill both positions. Mr. Downes’ tenure and experience with the Company make him most familiar with the business and challenges the Company faces in the current business environment. His experience and expertise make him the most appropriate person to set agendas for, and lead discussions of, strategic matters affecting our business at this time. Moreover, this structure enables Mr. Downes to act as a bridge between management and the Board and helps to promote unified leadership and direction. The Board believes this structure, together with a strong lead independent director, currently provides appropriate leadership for the Company and facilitates effective communications between the Board and management. Our Chairman is appointed annually by all the directors. The Chairman’s responsibilities include calling and presiding at Board and shareholder meetings and preparing meeting schedules, agendas and materials.

Independence of Our Directors

SEC and NYSE rules require that at least a majority of our directors be independent of the Company and management. The Board has determined that each of our directors, other than Messrs. Downes and Springer, is an “independent director,” as such term is defined by SEC and NYSE rules. Mr. Ralph Palmieri’s son, Matthew J. Palmieri, is employed as Senior Vice President of Blue Atlantic, an affiliate of the Company. Matthew Palmieri is not an executive officer of Blue Atlantic or the Company, and he does not perform policy-making functions for Blue Atlantic or the Company. Accordingly, the Board has determined that Mr. Ralph Palmieri is an “independent director” under applicable SEC and NYSE rules. See “Certain Relationships and Related-Party Transactions” for additional details regarding Matthew Palmieri’s employment with Blue Atlantic.

Lead Independent Director; Meetings of Independent Directors

Our independent directors chose Michael A. Pietrangelo to serve as the lead independent director in 2014, and Mr. Pietrangelo continues to serve in this role. Our independent directors meet at least quarterly in a separate executive session and met five times during 2015. Our lead independent director presides over all executive sessions of our independent directors, facilitates communication between management and our independent directors and is available for consultation with major shareholders and other constituencies, as appropriate. Interested parties may anonymously communicate any concerns to our independent directors, including our lead independent director, by calling (877) 778-5463, which is the same number that employees may use to anonymously report complaints to the Audit Committee concerning accounting or auditing matters.

Board and Committee Annual Evaluations

At the direction of the Nominating and Governance Committee, the Board annually conducts a self-evaluation aimed at enhancing effectiveness. The annual assessment process is a key governance tool used by the Nominating and Governance Committee to solicit feedback in a number of areas, including overall effectiveness, communications with management and committee structures. Each committee also performs an annual self-evaluation, which includes an assessment of its effectiveness and a review of the committee charter and other relevant governance practices and procedures. The Nominating and Governance Committee periodically reviews and assesses the evaluation process as well.

The Board’s Role in Risk Oversight

Risk is an inherent part of our business, and effective risk management is a top Board priority. Risk management and key risks identified by management are overseen by the Board and its committees. These include material operational, financial, compensation and compliance risks. The Board and management also focus on privacy protection, cybersecurity and information security in an effort to mitigate the risk of cyber-attacks and to protect the Company’s information and that of our customers.

Our Board committees also help manage risk. The Audit Committee performs a central oversight role with respect to financial and compliance risks. As part of its responsibilities, the Audit Committee discusses with management the Company’s policies and guidelines governing the process by which risk assessment and risk management are undertaken by management, including guidelines and policies to identify major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee considers risk in connection with its design of compensation programs for our executives, including confirming that the compensation program does not encourage unnecessary risk taking, as more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement. The Nominating and Governance Committee assists in managing risk by annually reviewing the composition of the Board and its committees, including with regard to director independence, by assessing the adequacy of our corporate governance policies and procedures and by making recommendations to the Board, as appropriate, regarding modifications to such policies and procedures. The Investment Committee considers risks related to the investment of the Company’s securities portfolio and reviews the performance of the portfolio, compliance with applicable state investment codes and regulations and adherence to the Company’s investment strategy.

Code of Business Conduct and Ethics

Our Code of Conduct is a critical component in helping us maintain high professional standards. We also provide an internal reporting hotline, through which employees can anonymously report suspected violations of the Code of Conduct or other policies. Suspected violations of the Code of Conduct are investigated by the Company and may result in disciplinary action if allegations are proven true. The Code of Conduct is publicly available on our website at www.universalinsuranceholdings.com. The Audit Committee annually reviews our Code of Conduct for changes, as appropriate.

Governance Guidelines

Our Governance Guidelines address director independence standards, conflicts of interest, meeting and committee procedures, Board membership criteria, director qualifications and duties and succession planning, among other pertinent governance matters. Our Governance Guidelines are publicly available on our website at www.universalinsuranceholdings.com. The Nominating and Governance Committee annually reviews the Governance Guidelines for changes, as appropriate.

Shareholder Communications

We have established a process for shareholders to send communications to the Board. Shareholders may anonymously communicate any concerns regarding the Company to our independent directors by calling (877) 778-5463, which is the same number that employees may use to anonymously report complaints to the Audit Committee concerning accounting or auditing matters. Upon receipt of any shareholder concerns, our independent directors have discretion whether to convey any such information to our full Board. Shareholders may send other general communications to our Company by mail to our Secretary, Stephen J. Donaghy, at 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

We proactively engage with our shareholders on a variety of topics, including governance and executive compensation matters, throughout the year. In 2015, our actions comprised engaging directly with key shareholders to define compensation issues and discuss our intended responses and to work closely with the Compensation Committee’s compensation consultant to modify our executive compensation program to address those issues, including to more strongly align pay and performance. Management discusses shareholder feedback with the Board and appropriate committees. The Board and committees considered this feedback in reviewing the Company’s governance and executive compensation practices and redesigning our executive compensation program in 2016. See “Compensation Discussion and Analysis” in this Proxy Statement.

Committees and Committee Chairs

The Board has appointed strong committee chairs to lead each Board committee in its respective area. All committee chairs are independent and appointed annually by the Board. Committee chairs are responsible for setting meeting agendas, presiding at committee meetings, facilitating open communications with the Board and management and working directly with management in connection with committee matters. Our committees have the authority and the resources to seek legal or other expert advice from independent sources. Each committee reports its actions and recommendations to the full Board on a regular basis.

The following table sets forth the current committee membership, chairpersons and “audit committee financial experts” for our Company:

		Nominating & Governance Committee	Investment Committee	Compensation Committee	Audit Committee	Audit Committee Financial Expert
Scott P. Callahan	I	Member	Member
Sean P. Downes	C		Member
Darryl L. Lewis	I	Chairperson			Member
Ralph J. Palmieri	I		Chairperson
Richard D. Peterson	I			Member	Chairperson	Expert
Michael A. Pietrangelo	I, LD	Member		Chairperson
Ozzie A. Schindler	I				Member	Expert
Jon W. Springer			Member
Joel M. Wilentz, M.D.	I	Member		Member
Number of Committee Meetings during 2015		4	4	11	10

I - Independent director; C - Chairman of the Board; LD - Lead Director

Audit Committee

The Audit Committee provides oversight of the Company’s financial management, internal audit department and independent auditor. The Audit Committee oversees the quality and effectiveness of the Company’s internal controls, which provide reasonable assurance that assets are safeguarded and that financial reports are properly prepared. The Audit Committee also reviews and monitors the Company’s financial reporting procedures, compliance and disclosure. In performing these functions, the Audit Committee meets periodically with the independent auditor, management and internal auditors (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee appoints and evaluates the performance of the independent auditor.

The Board has determined that Messrs. Peterson and Schindler are each an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee’s charter is publicly available on our website at www.universalinsuranceholdings.com. The Audit Committee annually reviews its charter to determine whether any changes are appropriate.

Compensation Committee

The Compensation Committee is responsible for establishing and overseeing the Company’s executive compensation philosophy and principles, reviewing and recommending for approval by the independent directors the compensation for and employment agreement with our Chief Executive Officer, approving compensation for and employment agreements with certain other executive officers, establishing and evaluating performance-based goals related to compensation, overseeing the design and administration of the 2009 Omnibus Incentive Plan, as amended from time to time (“Omnibus Plan”), and reviewing, and recommending for approval by the full Board, the compensation for our independent directors.

The Compensation Committee’s charter is publicly available on our website at www.universalinsuranceholdings.com. The Compensation Committee annually reviews its charter to determine whether any changes are appropriate.

Nominating and Governance Committee

The Nominating and Governance Committee exercises general oversight with respect to the governance of the Board. It assists the Board by identifying individuals qualified to become directors and recommends to the Board nominees for the next annual meeting of shareholders and to fill vacancies in membership of the Board as they occur; recommends to the Board nominees for each committee of the Board; and considers matters relating to corporate governance generally, including assessing the adequacy of our corporate governance policies and procedures and making recommendations to the Board, as appropriate, regarding modifications to such policies and procedures, including our Governance Guidelines and our certificate of incorporation and bylaws. The Nominating and Governance Committee also oversees the director self-evaluation process and is responsible for maintaining orientation and continuing education programs for all directors.

The Nominating and Governance Committee’s charter is publicly available on our website at www.universalinsuranceholdings.com. The Nominating and Governance Committee annually reviews its charter to determine whether any changes are appropriate.

Investment Committee

The Investment Committee’s responsibilities include monitoring whether the Company has adopted and adheres to a rational and prudent investment strategy; monitoring whether investment actions are consistent with the Company’s investment strategy, financial objectives and business goals; compliance with legal and regulatory requirements pertaining to investment and capital management and assessing the competence and performance of the Company’s third-party investment advisers. The Investment Committee does not make operating decisions about market timing, sector rotation or security selection, which are the responsibilities of management and the Company’s third-party investment advisers.

The Investment Committee’s charter is publicly available on our website at www.universalinsuranceholdings.com. The Investment Committee annually reviews its charter to determine whether any changes are appropriate

Compensation Committee Interlocks and Insider Participation

Darryl L. Lewis, Richard D. Peterson, Michael A. Pietrangelo and Joel M. Wilentz, M.D. served as members of the Compensation Committee during fiscal year 2015. There are no Compensation Committee interlocks (meaning that none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or our Board).

Director Compensation

Each independent director currently receives an annual cash retainer of $85,000. In light of the workload and broad responsibilities of their positions, the Chairs of our four Board committees each receive an additional annual cash retainer of $15,000. Although the independent directors are also entitled to receive discretionary grants of non-qualified stock options under our Omnibus Plan, they did not receive any such grants in 2015.

Messrs. Downes and Springer do not receive compensation for their Board service.

Director Summary Compensation Table

The table below summarizes the compensation paid to our independent directors for the fiscal year ended December 31, 2015.

Name	Fees Paid in Cash[1]
Scott P. Callahan	$85,000
Darryl L. Lewis	$100,000
Ralph J. Palmieri	$93,625
Richard D. Peterson	$93,625
Michael A. Pietrangelo	$100,000
Ozzie A. Schindler	$92,625
Joel M. Wilentz, M.D.	$85,000

[1]	No stock options were granted to our independent directors during 2015. The independent directors held the following number of outstanding unexercised stock options as of December 31, 2015 as the result of grants in prior years:

Name	Number of Options
Scott P. Callahan	20,000
Darryl L. Lewis	20,000
Ralph J. Palmieri	30,000
Richard D. Peterson	30,000
Michael A. Pietrangelo	110,000
Ozzie A. Schindler	20,000
Joel M. Wilentz, M.D.	65,000

Stock Ownership Guidelines; No Hedging or Pledging Shares

We believe that our directors should be personally invested in the Company alongside our shareholders. It is expected that, within two years of joining the Board, each independent director will own shares of our common stock having a value of at least $25,000. Additionally, our independent directors may not hedge or short shares of common stock, engage in options trading, trade on margin or pledge shares of our common stock as collateral.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of Forms 3, 4 and 5 provided to us and written representations by the Reporting Persons, we believe that, for the year ended December 31, 2015, all of the Reporting Persons timely filed their Section 16 reports, except that: Mr. Pietrangelo filed two late Form 4s, one on March 17, 2015 to report a transaction effected on March 12, 2015, and the other on June 10, 2015 to report a transaction effected on May 22, 2015; and Mr. Downes filed one late Form 4 on June 22, 2015 to report a transaction effected on June 15, 2015.

Executive Officers

Our executive officers are elected annually by the Board and serve at the discretion of the Board. The current executive officers of the Company are as follows:

Name	Age	Position
Sean P. Downes	46	Chairman and Chief Executive Officer
Jon W. Springer	46	President, Chief Risk Officer and Director
Stephen J. Donaghy	51	Chief Operating Officer and Secretary
Frank C. Wilcox	50	Chief Financial Officer and Principal Accounting Officer
Kimberly D. Cooper	38	Chief Administrative Officer and Chief Information Officer

On March 10, 2016, to leverage the strength of our management team in light of our significant growth in recent years, the Board elected Mr. Springer President and Chief Risk Officer of the Company. Mr. Springer assumed the role of President from Mr. Downes. Also on March 10, 2016, and for the same reasons, the Board elected Mr. Donaghy Chief Operating Officer of the Company, a role he assumed from Mr. Springer. Mr. Donaghy remains Secretary of the Company.

Our executive officers are collectively referred to in this Proxy Statement as our “Named Executive Officers” or “NEOs.” Biographical information about our Named Executive Officers is as follows.

Kimberly D. Cooper became the Chief Administrative Officer of the Company in June 2015 and the Chief Information Officer in February 2015. Prior to taking on such roles, Ms. Cooper most recently served as IT Audit Director since February 2014 and as IT Manager from 2007 to 2014. Prior to joining the Company, Ms. Cooper held various positions in the Audit and Assurance department of PricewaterhouseCoopers from 2000 to 2007. Ms. Cooper has been a Certified Information Security Auditor since 2007 and has been Certified in Risk and Information Security Controls since 2010.

Stephen J. Donaghy became the Chief Operating Officer of the Company as of March 10, 2016, and Secretary in February 2013. He also served as our Chief Marketing Officer from January 2015 to March 2016, Chief Administrative Officer from February 2013 to June 2015, Chief Information Officer from 2009 to February 2015 and Executive Vice President since 2006. Before joining the Company, Mr. Donaghy held various executive positions at JM Family Enterprises, a private company, including Vice President of Strategic Initiatives, Vice President of Sales and Marketing and Senior Information Officer.

Sean P. Downes. For biographical information on Sean P. Downes, see “Director Nominees.”

Jon W. Springer. For biographical information on Jon W. Springer, see “Director Nominees.”

Frank C. Wilcox became Chief Financial Officer and Principal Accounting Officer of the Company and Chief Financial Officer of the Company’s wholly-owned insurance subsidiaries in 2013. Prior to becoming Chief Financial Officer, Mr. Wilcox served as the Company’s Vice President – Finance since 2011. Prior to joining the Company, Mr. Wilcox was Director of Consolidation and SEC Reporting at Burger King Corporation from 2006 to 2011. From 2000 to 2006, he held various positions at BankUnited, including Senior Vice President and Controller. Earlier in his career, Mr. Wilcox served in various capacities within the financial services industry and gained significant experience with public company reporting and compliance matters, including acting as an auditor at a large public accounting firm. Mr. Wilcox has been licensed as a certified public accountant in New York since 1996.

EXECUTIVE COMPENSATION

2015 Business Highlights

We believe that the compensation provided to the Named Executive Officers for 2015 is aligned with our pay-for-performance philosophy and our overall business performance. In 2015, we produced record operational results in a moderate-growth economy. Key operational milestones and achievements for 2015 include:

•	Record net income which grew by $33.5 million, or 46% compared to 2014

•	Record diluted earnings per common share which grew by $0.89, or 43% compared to 2014

•	Record revenues which grew by $177.1 million, or 48% compared to 2014

•	Record stockholder’s equity of $293.1 million

•	Record book value per share of $8.34

•	We paid dividends per common share of $0.63, including a $0.15 special dividend in December

For further details about our 2015 performance, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The following charts demonstrate the achievements of our executive team since Messrs. Downes and Springer assumed their roles in February 2013.

*	Messrs. Downes and Springer assumed their roles beginning February 2013

*	Messrs. Downes and Springer assumed their roles beginning February 2013

*	Messrs. Downes and Springer assumed their roles beginning February 2013
**	Pro-forma equity used as of December 31, 2014

*	Messrs. Downes and Springer assumed their roles beginning February 2013

*	Messrs. Downes and Springer assumed their roles beginning February 2013

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) provides an overview of the Company’s executive compensation program and executive compensation philosophies and objectives. The CD&A also discusses actions taken by the Company and the Compensation Committee with regard to the 2015 compensation of our Named Executive Officers, as well as certain enhancements to our executive compensation program that took effect in 2016.

The Compensation Committee oversees our compensation program for our Named Executive Officers and the equity compensation program for the Company’s employees generally. The Compensation Committee, with significant input from senior management, designs our executive compensation program to attract, retain and reward high-performing executive officers who will drive Company growth and profitability, increase long-term value for shareholders, manage the Company in a prudent and responsible manner, and maintain and enhance the Company’s reputation for operational excellence. In making its decisions, the Compensation Committee takes into account, among other things, the Company’s performance, shareholder alignment, individual employee performance, the Company’s executive retention needs, the recommendations of the Chief Executive Officer, the terms of applicable employment agreements with the Named Executive Officers and the advice of the Compensation Committee’s independent compensation consultant and outside legal counsel.

2015 Compensation Process

In February 2013, when we appointed a new leadership team from within our Company – namely, Messrs. Downes, Springer and Donaghy – we entered into new employment agreements with each of them (the “2013 Employment Agreements”). Mr. Downes’ agreement expired on December 31, 2015. At the end of 2014, we renewed Mr. Springer’s and Mr. Donaghy’s agreements for one more year, until December 31, 2015, to give management and the Compensation Committee time to formulate a revised compensation program for all three of these Named Executive Officers.

As a result, 2015 was the last year in which these Named Executive Officers were compensated pursuant to the 2013 compensation framework.

During 2015 and the early part of 2016, the Compensation Committee’s Committee negotiated new employment agreements with each of these Named Executive Officers as well as with Mr. Wilcox, who became our CFO in October 2013, and whose employment agreement expired in October 2015, including re-evaluating each of the components of the total compensation payable to the Company’s senior management. In so doing, both senior management and the Committee were mindful of the results of the shareholder vote on the Company’s say-on-pay proposal at our 2014 Annual Meeting, at which 50.2% of the shares cast approved the compensation paid to our Named Executive Officers and, conversely, at which almost half of the shares cast did not approved our pay program. We recognize and appreciate the fundamental interest that our shareholders have in the compensation of our executive officers and attempted in the new employment agreements to achieve a greater alignment between shareholder value creation and executive pay in the context of our historical compensation levels and practices.

The Compensation Committee retained Pay Governance LLC, an independent compensation consultant, to advise the Compensation Committee on the Company’s compensation program for senior management. Pay Governance LLC reported directly to the Compensation Committee and has no other relationships with the Company and provides no other services to the Company. The Compensation Committee worked with Pay Governance LLC to review various alternatives for pay design and discussed these compensation alternatives with the Company’s senior management as well as with the Compensation Committee’s outside legal counsel. The Compensation Committee considered market data on compensation programs and pay levels at other companies, but did not set pay levels for 2015 or for future years based on pay levels at competitors or based on any identified peer group of companies. In addition, at the Committee’s request, management conducted a robust shareholder outreach program, engaging with institutional shareholders holding approximately 40% of our outstanding common stock, as of December 31, 2015, on executive compensation issues.

On January 12, 2016, the Company entered into a new three-year employment agreement with Mr. Downes and new two-year employment agreements with Messrs. Springer, Donaghy, and Wilcox (the “2016 Employment Agreements”). The agreements were reviewed on multiple occasions by the independent directors and were approved by the Board (Messrs. Downes and Springer abstaining) upon the recommendation of the Compensation Committee. In consultation with its independent compensation consultant and outside legal counsel, the Compensation Committee considered a range of factors in developing and finalizing the employment agreements, including the feedback the Company solicited from its institutional investors regarding the prior employment agreements between the Company and the executives, the proposals from management regarding the terms of the 2016 Employment Agreements and management’s reactions to various alternative pay structures suggested by Pay Governance LLC, the Company’s financial performance, total shareholder return and operational and organizational accomplishments since this executive team assumed leadership in February 2013, the importance to the Company of continuing to retain each of Messrs. Downes and Springer, the historical pay levels awarded to the leadership team the compensation levels requested by Messrs. Downes and Springer in the course of negotiation of the 2016 Employment Agreements, and the leadership team’s commitment to the Company’s strategic initiatives and anticipated further successes. Within the context of the negotiations of the 2016 Employment Agreements, the Compensation Committee endeavored to tie the compensation of Messrs. Downes and Springer more closely to the achievement of performance goals.

The chart below compares Messrs. Downes’ and Springer’s 2013 Employment Agreements to their 2016 Employment Agreements in response to the views expressed by our shareholders during our investor outreach.

2013 Employment Agreements	Shareholder Feedback	2016 Employment Agreements

•      Each received annual base salary increases of 7.25% for each year of the term of their respective agreements.

•      Mr. Springer’s 2013 Employment Agreement expired on December 31, 2014, and the Compensation Committee did not increase his base salary in 2015.

	Base salary increases should not be automatic.	• No automatic base salary increases included -- base salary levels are fixed.

2013 Employment Agreements	Shareholder Feedback	2016 Employment Agreements

•      Mr. Downes received annual incentive award of 3% of company’s pre-tax income up to $5M and 4% of Company’s pre-tax income over $5M.

•      Mr. Springer received annual incentive award of 2.5% of Company’s pre-tax income.

Annual bonuses should have a performance threshold, so that performance below a certain threshold results in no bonus payout

•      Must meet a threshold performance level each year to earn an annual incentive award, as follows:

¡      Company’s pre-tax income must exceed $79 million for 2016; and

¡      Company’s pre-tax income must equal at least 85% of the trailing 5-year average of pre-tax income for subsequent years.

•      If the threshold is met, Messrs. Downes’ and Springer’s annual incentive awards will equal 3% and 1.875%, respectively, of pre-tax income if pre-tax income is less than or equal to $125 million; or 4% and 2.5%, respectively, of pre-tax income if pre-tax income is greater than $125 million.

•      Awards are subject to the maximum shareholder-approved amount for an annual incentive award under the Omnibus Plan.

•      Mr. Downes awarded three annual grants of 500,000 shares of restricted stock, subject to one-year vesting and, in the case of the 2015 grant only, a performance condition.

•      Mr. Springer awarded two annual grants of 250,000 shares of restricted stock, subject to one-year vesting; and a grant of 75,000 shares of restricted stock in 2015 in connection with the one-year extension of his agreement.

Greater percentage of compensation should be performance-based.

•      In addition to the performance thresholds for annual incentive awards, all equity awards are performance-based, through a balanced mix of PSUs and stock options granted each year (subject to approval of the Omnibus Plan per Item 2):

¡       PSUs are earned only if formulaic performance goals are achieved.

¡       Stock options provide value only if stock price appreciates over the grant date value.

•      Awards are expressed as targeted dollar amounts rather than fixed share amounts.

¡      For Mr.Downes, annual PSU grant targeted at $3M and options at $4.4M.

¡      For Mr.Springer, annual PSU grant targeted at $1M and options at $1.5M.

•      Of Mr. Downes’ three annual grants of 500,000 shares of restricted stock, only the last grant of 500,000 restricted shares in 2015 was subject to a performance condition.

•      There was no performance condition for Mr. Springer’s equity grants.

Incorporate performance conditions into equity awards. Annual bonus metrics could be more specifically tailored to the Company’s business and better reflect the Company’s goals.

•      To focus management on executing its strategy to increase our policies in-force outside of Florida to grow profitably and diversity revenue and risk, the performance condition for the 2016 grants of PSUs is that the Company’s non-Florida premiums earned in 2016 must exceed, by at least 30%, the non-Florida premiums earned in 2015.

•      If the increase in non-Florida premiums is less than 30%, the 2016 PSUs will be forfeited.

Mr. Downes’ Total Compensation in 2015 and the Agreement to Return 290,250 Shares for Lesser Value in 2016

Mr. Downes’ 2015 total compensation amount of $25.03M includes the $13.24M grant date fair value of the 500,000 restricted performance shares of common stock that were granted to Mr. Downes in April 2015 pursuant to his 2013 Employment Agreement. This grant, which was subject to time-based and performance-based vesting conditions, vested in March 2016, and net of shares sold to pay withholding tax, Mr. Downes received 290,250 shares from this grant.

Mr. Downes has offered to the Compensation Committee that he would be willing to return these 290,250 shares to the Company in exchange for a grant of an employee stock option covering 800,000 shares of the Company’s common stock. His rationale for this offer is to further strengthen his alignment with shareholders and to demonstrate that he is highly motivated to improve shareholder return. Although he could freely sell these 290,250 shares in the open market for cash (using the closing price of $16.96 on April 14, 2016, these shares are worth $4.92M), he would prefer that his equity stake from this grant be fully at risk. The Compensation Committee and the Board have considered Mr. Downes’ offer and have agreed to accept the return of the 290,250 shares in exchange for the grant by the Compensation Committee of an employee stock option covering 800,000 of the Company’s common stock (the “Exchange”), subject to the approval by our shareholders of the proposed amendment to the 2009 Omnibus Incentive Plan (see Item 2 in this Proxy Statement and on the proxy card).

The new stock option grant covering 800,000 shares (the “Replacement Option”) would have a per share exercise price equal to the closing price of a share of common stock on the date of our 2016 Annual Meeting; would have a term of seven years; would be fully vested and exercisable at grant date; and would cease to be exercisable 30 days following his termination or resignation or employment for any reason (and would be immediately forfeited if his employment is terminated for cause). In addition, the Replacement Option will provide that, if Mr. Downes exercises the Replacement Option, he will be required to hold the shares received upon exercise (net of any shares withheld for tax purposes) until the earlier of his termination of employment or the expiration of the term of his current employment agreement. Based on the Black-Scholes valuation of a stock option as described in footnote 1 in the Pro Forma Illustration table below, the Replacement Option is expected to have an aggregate grant date fair value that is approximately 78% of the fair market value of the 290,250 shares surrendered as part of the Exchange, based on the closing price of the Company’s common stock of $16.96 on April 14, 2016. The Replacement Option is in addition to, and not in substitution for, the option and performance unit grants contemplated by Mr. Downes’ 2016 Employment Agreement.

In determining to approve the Exchange, the Committee and the Board believed that the Exchange would further strengthen Mr. Downes’ alignment with shareholders and demonstrate his strong commitment to improving shareholder return. The Compensation Committee and the Board also have considered the effect of any such arrangement on Mr. Downes’ 2016 Employment Agreement and on the Omnibus Plan.

Pro Forma Illustration

To illustrate the difference between holding 290,250 shares as compared to the Replacement Option, the following table shows Mr. Downes’ potential return on the 800,000 stock options proposed to be granted to him as compared to the 290,250 shares he proposes to return, based on the closing price of the Company’s common stock on April 14, 2016, which was $16.96 per share:

Per Share Market Value	Share Appreciation (from 4/14/16)	Value of 290,550 Shares Surrendered	Net Option Value (Upon Exercise in Full of 800,000 Options)(1)	Net Gain(Loss) (Net Option Value less Value of Shares Surrendered)
$16.96	0.0%	$4,922,640	$0	($4,922,640)
$26.62	56.9%	$7,725,575	$7,725,575	$0
$30.00	76.9%	$8,707,500	$10,432,000	$1,724,500

(1)  Based on a Black-Scholes option-pricing model utilizing the following assumptions – expected volatility, 47.6%; expected dividend yield, 4.0.%; exercise price, $16.96; risk free interest rate, 1.04%; and expected term in years, 4.08 – we estimate the grant date fair value of an option with an exercise price of $16.96 to be $4.83 per share.

Compensation Committee and Board Decision Subject to Shareholder Approval

As noted above, after consideration of these factors, the Compensation Committee and the Board have approved the Exchange, subject to shareholder approval of the amendment to the Omnibus Plan to increase the number of authorized shares under the Plan, among other things, to cover the additional shares to be issued upon exercise of the Replacement Option.

In the event shareholders approve the amendment to the Incentive Plan, which is Item 2 on the proxy card, then Mr. Downes will return the 290,250 shares of common stock to the Company, and the Compensation Committee will grant him the Replacement Option on the date of the annual shareholder meeting. In the event shareholders do not approve the amendment to the Incentive Plan, then the Exchange will not occur and Mr. Downes will continue to hold the 290,250 shares of common stock from the April 2015 grant.

2015 Compensation Components

Other than for Ms. Cooper, who does not have an employment agreement, the compensation for the Named Executive Officers in 2015 was largely determined by the terms of their 2013 Employment Agreements in place for each such officer as well as by the Compensation Committee’s discretionary decisions to grant certain equity awards to the Named Executive Officers. The following table outlines the major elements of compensation in 2015 for our Named Executive Officers.

Elements of Compensation		Description	Purpose
Short-Term Compensation	Base Salary	Fixed annual compensation.	To attract and retain talent.
	Performance-Based Cash Incentive	An annual opportunity with actual payouts measured as a percentage of pre-tax income or after-tax profit of the Company. In lieu of a cash incentive based on pre-tax income or after-tax profit, Mr. Wilcox and Ms. Cooper are instead eligible to receive an annual discretionary bonus payable based on a qualitative assessment of performance.	To focus management on key financial objectives over the year.

Equity Incentive Compensation	Restricted stock grants Stock options	Restricted stock gives the holder the right to receive shares upon vesting. Stock options give the holder the right to purchase shares of common stock at a specified exercise price.	In each case, (i) to retain executives, (ii) motivate them to drive Company performance, and (iii) align the interests of our shareholders and our executives.

Base Salary

For Messrs. Downes, Springer and Donaghy, their base salaries were established in their 2013 Employment Agreements, which also govern the terms of any increases throughout the term of the agreements. In setting base salaries and salary increases for Messrs. Downes, Springer and Donaghy in 2013, the Compensation Committee was mindful of each executive’s critical importance to the ongoing success of our business and the rights and entitlements of each executive under his prior employment agreement. Pursuant to his 2013 Employment Agreement, Mr. Downes’ salary for 2015 was increased by 7.25% from his 2014 annual salary. The one-year extensions of Messrs. Springer and Donaghy’s 2013 Employment Agreements did not increase their annual salaries in 2015 as compared to 2014. The renewal of Mr. Wilcox’s agreement in 2015 increased his salary from $350,000 to $375,000. Ms. Cooper’s salary reflects the size and importance of her role in the Company. In their 2016 Employment Agreements, Messrs. Downes’ and Springer’s base salaries will not be increased or decreased during the term of their 2016 Employment Agreements; and Messrs. Donaghy’s and Wilcox’s base salaries may be adjusted by the Compensation Committee at its discretion.

Annual Incentive Compensation

The annual incentive awards for Messrs. Downes, Springer and Donaghy were determined under formulas approved by our shareholders at our 2013 Annual Meeting of shareholders and incorporated into the 2013 Employment Agreements, as follows:

•	Mr. Downes was entitled to an annual incentive award equal to 3% of the pre-tax income of the Company up to $5 million and 4% of the pre-tax income of the Company in excess of $5 million;

•	Mr. Springer was entitled to an annual incentive award equal to 2.5% of the Company’s pre-tax income; and
•	Mr. Donaghy was entitled to an annual incentive award equal to 1.5% of the after-tax profit of the Company.

For Messrs. Downes and Springer, such amounts are calculated before they are deducted from pre-tax income; for Mr. Donaghy, such amount is calculated before it is deducted from after-tax profit. The 2013 Employment Agreements used pre-tax income and after-tax profit to determine annual incentive compensation because management must focus on these performance measures to manage and operate the Company profitably and to grow the Company’s business. This approach to annual incentives recognizes the central roles of Messrs. Downes, Springer and Donaghy within the Company.

For 2015, the Company’s pre-tax income was approximately $175 million and after-tax profit was approximately $106 million. Under the shareholder-approved formulas above, the Compensation Committee therefore approved annual incentive awards for 2015 of $7,504,396 for Mr. Downes, $4,721,498 for Mr. Springer and $1,610,902 for Mr. Donaghy.

Beginning in 2016, in response to investor comment that annual incentive awards were payable without regard to meeting any minimum performance threshold, Messrs. Downes and Springer will receive pursuant to their 2016 Employment Agreements an annual incentive award for 2016 only if the Company’s pre-tax income exceeds $79 million for 2016; in subsequent years, this threshold will be equal to 85% of the trailing five-year average of the Company’s pre-tax income. If the applicable threshold is met, for Mr. Downes, his annual incentive will equal 3% of pre-tax income if pre-tax income is less than or equal to $125 million; or 4% of pre-tax income if pre-tax income is greater than $125 million. For Mr. Springer, his annual incentive will equal 1.875% of pre-tax income if pre-tax income is less than or equal to $125 million; or 2.5% of pre-tax income if pre-tax income is greater than $125 million. In each case, the award will be subject to the maximum shareholder-approved amount for an annual incentive award under the Omnibus Plan. See Item 2 regarding approval of amendments to and a restatement of the Omnibus Plan. Mr. Donaghy’s entitlement to an annual bonus under his 2016 Employment Agreement is essentially unchanged from his prior employment agreement.

Mr. Wilcox and Ms. Cooper were not subject to a formulaic annual compensation program in 2015. Based on the recommendation of Mr. Downes, the Compensation Committee awarded discretionary bonuses in the amounts of $200,000 for Mr. Wilcox and $50,000 for Ms. Cooper. Mr. Downes’ recommendation to the Compensation Committee for such discretionary bonuses was based primarily on Mr. Wilcox’s leadership in strengthening the Company’s finance and accounting functions and Ms. Cooper’s new responsibilities. In approving the bonus for Mr. Wilcox, the Compensation Committee also took into account input from Mr. Peterson, the Chair of the Audit Committee.

Equity Incentive Compensation

Messrs. Downes, Springer and Donaghy each received grants of shares in 2015 that would vest only if the Company earned at least $50 million of income before taxes (determined after certain objectively determinable adjustments based on certain circumstances outside of the control of Messrs. Downes, Springer and Donaghy). The number of shares awarded was 500,000 for Mr. Downes, 75,000 shares for Mr. Springer and 40,000 shares for Mr. Donaghy. For Mr. Downes, this award was contractually required under the terms of his 2013 Employment Agreement. For Messrs. Springer and Donaghy, the Compensation Committee made the awards in connection with extending their 2013 Employment Agreements to December 31, 2015. The Company achieved 2015 income before taxes of approximately $175 million, and as a result, the performance condition for these awards was achieved.

The 2013 Employment Agreement for Mr. Downes provided for three annual grants of 500,000 shares of restricted stock, subject to one-year vesting, each in 2013, 2014 and 2015. At the time we entered into this agreement in February 2013, our common stock was trading at between $4 and $5 per share. Since 2013, as the Company’s stock price has increased, the grant date fair value of each annual grant has correspondingly increased. The grant date fair value of Mr. Downes’ April 2015 grant of 500,000 shares was $13,240,000. For purposes of comparison, the grant date fair value of his first grant of 500,000 shares in April 2013 was $2,440,000. See “Mr. Downes’ Total Compensation in 2015 and the Agreement to Return 290,250 Shares for Lesser Value in 2016,” above, for Mr. Downes’ offer to return the shares received from the April 2015 grant.

Going forward, the Compensation Committee has adjusted its grant practice, as reflected in the 2016 Employment Agreements for Messrs. Downes and Springer, to base annual equity grants on a targeted dollar value rather than a fixed number of shares. The use of a targeted dollar value for equity grants is intended to balance the goals of providing more predictable compensation levels associated with annual equity awards and providing appropriate retention and alignment of interests with shareholders.

In addition to the 2015 stock grants, the Compensation Committee granted stock options during 2015 to Mr. Downes, for 300,000 shares, and to Mr. Wilcox and Ms. Cooper, each for 25,000 shares. The Company uses grants of stock options to focus executives on delivering long-term value to shareholders because options have value only to the extent that the price of Company stock on the date of exercise exceeds the stock price on the grant date, as well as to retain executives. Mr. Downes’ stock options vest over a four-year period, and the stock options granted to Mr. Wilcox and Ms. Cooper vest ratably over a three-year period.

Perquisites and Other Benefits

In 2015, the Company provided the following benefits to each of Messrs. Downes, Springer and Donaghy: (1) Company-paid medical and dental and disability insurance premiums; (2) annual automobile allowance; and (3) Company-paid premiums for each executive’s term life insurance policy with a death benefit in the amount of $1 million. Ms. Cooper also received an annual automobile allowance.

Our Named Executive Officers participate in our corporate-wide benefit programs and other than as otherwise discussed herein, are offered benefits that generally are commensurate with the benefits provided to all of our full-time employees, which includes participation in the Company’s 401(k) Plan. In addition, the Company believes that executives should be able to provide for their retirement needs from the total annual compensation and thus the Company does not provide its Named Executive Officers with any qualified or nonqualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.

Compensation Clawback Policy

Our clawback policy is designed to mitigate risk in connection with executive compensation. The clawback policy seeks to recover certain compensation awarded under our Omnibus Plan. Specifically, the clawback policy provides that if the Board determines that:

•	we are required to restate our financial statements due to material noncompliance with any financial reporting requirement under the law, whether or not such noncompliance is the result of misconduct, and

•	the prior determination of the level of achievement of any performance goal used under the Omnibus Plan is materially incorrect and that such determination caused the award of cash or shares in an amount greater than what should have been paid or delivered had such determination been correct, then the employee must reimburse the Company for the amount of overpayment with respect to an award under the Omnibus Plan, as well as to the extent required by and otherwise in accordance with applicable law and our polices as may be adopted from time to time.

No Hedging or Pledging Shares

Our executive officers and senior accounting and finance personnel may not hedge or short shares of common stock, engage in options trading, trade on margin or pledge shares of common stock as collateral.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), potentially limits the tax deduction for United States income tax purposes for compensation paid to certain of the Named Executive Officers (other than the Chief Financial Officer) that exceeds $1 million for any year. Compensation that qualifies as “performance-based” is not subject to this $1 million limit. The Compensation Committee may structure some elements of compensation for the Named Executive Officers in a manner intended to qualify as “performance-based” under Section 162(m). Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable the Company to continue to attract, retain and motivate highly qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances.

Compensation Risk Assessment

Our executive compensation program is intended to address, among other things, whether the program pays our executives for performance and whether the program encourages unnecessary or excessive risk taking. We do not believe that our current compensation program creates risks that are reasonably likely to have a material adverse effect on the Company for the following reasons:

•	annual incentive awards are tied to pre-tax income and after-tax profits, rather than sales or revenue targets, which could encourage the production of unprofitable business;

•	a significant portion of total compensation that is linked to the Company’s long-term performance, which encourages the creation of shareholder value and achievement of key operational and business development goals; and

•	our clawback policy provides additional assurance that risks associated with our compensation plans and policies are further mitigated.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Richard D. Peterson         Michael A. Pietrangelo         Joel M. Wilentz, M.D.

2015 Summary Compensation Table

The following table sets forth the compensation paid to or earned by the Named Executive Officers during each of the Company’s last three years.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Sean P. Downes, Chairman and CEO	2015	$2,278,015	—	$13,240,000	$1,939,795	$7,504,396	$70,128	$25,032,334(6)
	2014	$2,154,912	—	$6,440,000	—	$5,457,621	$80,591	$14,122,856
	2013	$2,219,391	—	$2,440,000	$365,434	$4,289,701	$83,853	$9,395,117

Jon W. Springer, President, Chief Risk Officer and Director	2015	$1,337,416	—	$1,811,250	—	$4,721,498	$35,388	$7,905,552
	2014	$1,337,139	—	$3,220,000	—	$3,442,263	$36,703	$8,036,105
	2013	$1,397,084	—	$1,220,000	$300,062	$2,712,313	$34,288	$5,663,747

Stephen J. Donaghy, Chief Operating Officer and Secretary	2015	$802,514	—	$966,000	—	$1,610,902	$55,538	$3,434,954
	2014	$802,284	—	$2,576,000	—	$1,186,645	$50,018	$4,614,947
	2013	$705,461	—	$488,000	$243,623	$935,108	$51,059	$2,423,251

Frank C. Wilcox, Chief Financial Officer	2015	$350,000	$200,000	—	$143,338	—	$13,250	$706,588
	2014	$350,000	$150,000	—	—	—	$13,000	$513,000
	2013	$215,231	$100,000	$1,282,500	—	—	$4,622	$1,602,353

Kimberly D. Cooper, Chief Admin. Officer and Chief Information Officer	2015	$196,923	$50,000	—	$143,338	—	$26,309	$416,570

(1)	With respect to Messrs. Downes and Springer, includes amounts paid for unused vacation days.
(2)	The amounts reported in this column for 2015 represent the aggregate grant date fair value related to (a) the restricted stock awards granted to Mr. Downes pursuant to his 2013 Employment Agreement and (b) the discretionary restricted stock awards granted to Messrs. Springer and Donaghy in connection with the extension of the term of their 2013 Employment Agreements. These amounts are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these amounts.
(3)	The amounts reported in this column for 2015 represent the aggregate grant date fair value related to the discretionary stock option awards granted to Messrs. Downes and Wilcox and Ms. Cooper. The amounts disclosed for option awards represent the grant date fair value computed in accordance with FASB ASC Topic 718 and are estimated using a Black-Scholes option-pricing model utilizing the following assumptions on a weighted average basis: expected volatility, 40.19%; expected dividend yield, 2.42%; exercise price, $24.24; risk free interest rate, 0.87%; and expected term in years, 3.92.
(4)	The amounts reported in this column for 2015 represent the annual incentive compensation payable to certain of our Named Executive Officers pursuant to their 2013 Employment Agreements. The Company’s pre-tax income for 2015 was approximately $175 million; the Company’s after-tax profit for 2015 was approximately $106 million. Mr. Downes is entitled to an annual performance bonus equal to 3% of the pre-tax income of the Company up to $5 million and 4% of the pre-tax income of the Company in excess of $5 million. Mr. Springer is entitled to an annual performance bonus equal to 2.5% of the pre-tax income of the Company. Mr. Donaghy is entitled to an annual performance bonus equal to 1.5% of the after-tax profit of the Company. For Messrs. Downes and Springer, such amounts are calculated before they are deducted from pre-tax income. For Mr. Donaghy, such amount is calculated before it is deducted from after-tax profit.
(5)	For further details regarding all other compensation contained in this column, see the “2015 All Other Compensation” table below.
(6)	Mr. Downes has offered to return the net shares received from his April 2015 grant, which is reported in the “Stock Awards” column, in exchange for a stock option covering 800,000 shares of Company’s common stock. See “Mr. Downes’ Total Compensation in 2015 and the Agreement to Return 290,250 Shares for Lesser Value in 2016,” above.

2015 All Other Compensation Table

The following table sets forth amounts related to the “All Other Compensation” column in the Summary Compensation Table for the fiscal year ended December 31, 2015.

	Insurance Premiums
Name	Medical/ Dental	Life/ Disability	Long-Term Care	401(k) Match	Auto Allowance and Related Expenses	Total
Sean P. Downes	$21,446	$4,650	$24,782	$13,250	$6,000	$70,128

Jon W. Springer	$454	$480	$14,004	$13,250	$7,200	$35,388
Stephen J. Donaghy	$18,340	$3,191	$16,425	$11,582	$6,000	$55,538

Frank C. Wilcox	—	—	—	$13,250	—	$13,250
Kimberly D. Cooper	—	—	$9,919	$11,959	$4,431	$26,309

2015 Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to grants of executive compensation plan-based awards to the Named Executive Officers during the fiscal year ended December 31, 2015.

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options(#)	Exercise Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold (#)	Target (#)	Maximum (#)
Sean P. Downes	4/1/15	—	500,000(1)	—	—	—	$13,240,000
	6/15/15	—	—	—	300,000(2)	$24.18	$1,939,795
Jon W. Springer	1/29/15	—	75,000(3)	—	—	—	$1,811,250
Stephen J. Donaghy	1/29/15	—	40,000(3)	—	—	—	$966,000
Frank C. Wilcox	3/13/15	—	—	—	25,000(4)	$24.58	$143,338
Kimberly D. Cooper	3/13/15	—	—	—	25,000(4)	$24.58	$143,338

(1)	Performance-based restricted stock award granted to Mr. Downes in April 2015 pursuant to the terms of his 2013 Employment Agreement, vesting in March 2016. Mr. Downes has offered to return the net shares received from his April 2015 grant in exchange for stock options. See “Mr. Downes’ Total Compensation in 2015 and the Agreement to Return 290,250 Shares for Lesser Value in 2016,” above.
(2)	Stock option award granted to Mr. Downes in June 2015, vesting as to 100,000 shares on June 15, 2016, 75,000 shares on June 15, 2017, 75,000 on June 15, 2018 and 50,000 on June 15, 2019.
(3)	Performance-based restricted stock awards granted to Messrs. Springer and Donaghy in January 2015, when Messrs. Springer and Donaghy extended the term of their 2013 Employment Agreements through December 31, 2015; awards vesting in April 2016.
(4)	Stock option awards granted to Mr. Wilcox and Ms. Cooper in March 2015, vesting in three equal installments on March 13, 2016, 2017 and 2018.
(5)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See footnotes 2 and 3 of the 2015 Summary Compensation Table above for a discussion of the relevant assumptions used in calculating these amounts.

2015 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information with respect to the Named Executive Officers with regard to unexercised options, stock that has not vested and equity incentive plan awards outstanding as of December 31, 2015.

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Sean P. Downes	—	300,000	$8.01	11/12/2020	—	—
	—	300,000	$24.18	6/15/2022	—	—
	—	—	—	—	500,000	$11,590,000
Jon W. Springer	33,333	33,334	$4.51	3/12/2018	—	—
	100,000	100,000	$7.33	7/8/2018	—	—
	—	—	—	—	75,000	$1,738,500
Stephen J. Donaghy	30,000	—	$4.70	6/23/2018	—	—
	—	200,000	$8.01	11/12/2020	—	—
	—	—	—	—	40,000	$927,200
Frank C. Wilcox	—	25,000	$24.58	3/13/2020	—	—
Kimberly D. Cooper	—	25,000	$24.58	3/13/2020	—	—

(1)	The options held by Messrs. Downes and Donaghy with an exercise price of $8.01 will vest in three equal tranches on November 12, 2016, 2017 and 2018. The option held by Mr. Downes with an exercise price of $24.18 will vest in four tranches with 100,000 shares vesting on June 15, 2016; 75,000 shares on each of June 15, 2017 and 2018; and 50,000 shares on June 15, 2019. The option held by Mr. Springer with an exercise price of $4.51 vested on March 12, 2016. The option held by Mr. Springer with an exercise price of $7.33 will vest on July 8, 2016. One-third of the options held by Mr. Wilcox and Ms. Cooper with an exercise price of $24.58 vested on March 13, 2016; the other two-thirds will ratably vest on March 13, 2017 and 2018.
(2)	The 500,000 restricted shares of common stock held by Mr. Downes vested on March 15, 2016. The 75,000 restricted shares of common stock held by Mr. Springer vested on April 1, 2016. The 40,000 restricted shares of common stock held by Mr. Donaghy vested on April 1, 2016.
(3)	Calculated based on closing stock price of $23.18, as of December 31, 2015.

2015 Options Exercised and Stock Vested Table

The following table sets forth certain information with respect to the Named Executive Officers concerning options exercised and stock vested during the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Sean P. Downes	250,000	$4,795,000	500,000	$12,995,000
Jon W. Springer	133,333	$2,580,660	—	—
Stephen J. Donaghy	—	—	100,000	$2,318,000
Frank C. Wilcox	—	—	75,000	$2,192,250
Kimberly D. Cooper	—	—	—	—

Employment Agreements and Potential Payments Upon Termination or Change in Control

The following summaries describe the material terms of the 2013 Employment Agreements with Messrs. Downes, Springer, and Donaghy (including, for Messrs. Springer and Donaghy, the 2015 extensions) that were in effect through December 31, 2015. With respect to Mr. Wilcox, we have included a summary of both his 2013 Employment Agreement, which was in effect through September 30, 2015, and his 2016 Employment Agreement, which became effective on October 1, 2015. Messrs. Downes’, Springer’s and Donaghy’s 2013 Employment Agreements expired on December 31, 2015 and were replaced with the 2016 Employment Agreements.

2013 Employment Agreement with Mr. Downes

On February 22, 2013, the Company entered into the 2013 Employment Agreement with Mr. Downes in connection with his appointment as our President and Chief Executive Officer. Pursuant to his agreement, Mr. Downes was entitled to receive an annual base salary of $2,145,000 in 2014, which amount increased by 7.25% on January 1, 2015. Mr. Downes was also entitled to receive an annual performance bonus of 3% of the Company’s pre-tax income up to $5 million and 4% of the Company’s pre-tax income over $5 million, computed as of December 31 of each year. Mr. Downes was also entitled to receive a total of 1,500,000 restricted shares of common stock in three separate grants, each vesting over a year and the last grant of 500,000 restricted shares also subject to a performance-based condition. Mr. Downes’ receipt of such shares was subject to his continued employment through the applicable grant date and vesting date.

Mr. Downes was entitled to participate in the Company’s equity incentive plans at the discretion of Board, based upon the recommendation of the Compensation Committee. The Company also paid annual premiums for Mr. Downes’ term life insurance policy with a death benefit in the amount of $1 million.

In the event a change in control had occurred during the term of his agreement, and Mr. Downes had been involuntarily terminated without cause or resigned for good reason within 24 months after such change in control, Mr. Downes would have been entitled to a lump-sum cash amount equal to 48 months’ base salary, plus two times any bonus paid for the preceding fiscal year. Such amounts would have been reduced to the extent they would constitute “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code (the “Code”). Further, in the event of a change in control, all options held by Mr. Downes would have vested and become immediately exercisable.

Mr. Downes’ agreement contained noncompete, nonsolicitation and confidentiality provisions and expired on December 31, 2015.

2013 Employment Agreement with Mr. Springer

The 2013 Employment Agreement with Mr. Springer was effective as of February 22, 2013 and was amended on December 15, 2014. The Company entered into the 2013 Employment Agreement with Mr. Springer in connection with his appointment as Executive Vice President and Chief Operating Officer. Under his agreement, Mr. Springer was entitled to receive an annual base salary of $1,340,625 in 2014, which amount was frozen for 2015 under the December 15, 2014 amendment. Mr. Springer was also entitled to receive an annual performance bonus of 2.5% of the Company’s pre-tax income, computed as of December 31 of each year.

Mr. Springer was entitled to receive a total of 500,000 restricted shares of Common Stock in two separate annual grants. The final tranche of shares vested on December 31, 2015. Mr. Springer’s receipt of such shares was subject to his continued employment through the applicable grant date and vesting date. Under the December 15, 2014 amendment to his employment agreement, for 2015, Mr. Springer was eligible to receive an equity grant in the discretion of the Compensation Committee. Pursuant to 2013 Employment Agreement, the Company pays annual premiums for Mr. Springer’s term life insurance policy in the amount of $1 million.

If the Company had terminated Mr. Springer’s employment without “cause” or if Mr. Springer had terminated his employment for “good reason,” subject to his execution of a general release of claims in favor of the Company and continued compliance with certain provisions of his 2013 Employment Agreement, Mr. Springer would have been entitled to receive a lump-sum cash payment equal to 12 months base salary and a prorated share of his annual incentive award for the year in which the termination occurs. All restricted stock awards held by Mr. Springer would have become fully vested immediately prior to the applicable date of termination without cause or voluntary termination for good reason.

If Mr. Springer had died during the term of his agreement (as extended by the December 15, 2014 amendment), the Company would have paid to Mr. Springer’s estate a lump-sum cash payment equal to Mr. Springer’s ending base salary for the lesser of (i) one year from the date of death or (ii) the remaining term of the agreement, plus any employee benefits to which Mr. Springer may be entitled pursuant to the Company’s employee benefit plans through such period. If, during the term of his agreement, Mr. Springer became disabled, then the Company would have been entitled to suspend the officership but Mr. Springer would have been entitled to remain an employee of the Company and receive his compensation and benefits for the lesser of (i) one year from the date of such suspension or (ii) the remaining term of the agreement.

In the event a change in control of the Company had occurred during the term of his agreement (as extended by the December 15, 2014 amendment), and Mr. Springer had been involuntarily terminated without “cause” or resigned for “good reason” within 24 months after such change in control, Mr. Springer would have been entitled to a lump-sum cash amount equal to 48 months’ base salary plus two times any bonus paid for the preceding fiscal year. Such amounts would have been reduced to the extent they would constitute “excess parachute payment” within the meaning of Section 280G of the Code. Further, in the event of a change in control, all options held by Mr. Springer would have vested and become immediately exercisable.

Mr. Springer’s agreement included noncompete, nondisparagement, nonsolicitation and confidentiality restrictions and expired on December 31, 2015 (pursuant to the December 15, 2014 amendment).

2013 Employment Agreement with Mr. Donaghy

The 2013 Employment Agreement with Mr. Donaghy was effective as of February 22, 2013 and was amended on December 15, 2014. The Company entered into the 2013 Employment Agreement in connection with Mr. Donaghy’s appointment as Chief Administrative Officer. Pursuant to his agreement, Mr. Donaghy was entitled to receive an annual base salary of $804,375 in 2014, which amount was frozen for 2015 under the December 15, 2014 amendment. Mr. Donaghy was also entitled to receive an annual performance bonus of 1.5% of the Company’s after-tax profit, computed as of December 31 of each year.

Mr. Donaghy was entitled to receive a total of 300,000 restricted shares of common stock in two (2) separate annual grants. The final tranche of shares vested on December 31, 2015. Mr. Donaghy’s receipt of such shares was subject to his continued employment through the applicable grant date and vesting date. Under the December 15, 2014 amendment to his employment agreement, for 2015, Mr. Donaghy was eligible to receive an equity grant in the discretion of the Compensation Committee. Pursuant to the employment agreement, the Company pays annual premiums for Mr. Donaghy’s term life insurance policy in the amount of $1 million.

If the Company had terminated Mr. Donaghy’s employment without “cause” or if Mr. Donaghy had terminated his employment for “good reason,” subject to his execution of a general release of claims in favor of the Company and continued compliance with certain provisions of his 2013 Employment Agreement, Mr. Donaghy would have been entitled to receive a lump-sum cash payment equal to his base salary that would have been payable over the remaining term of his agreement.

In the event a change in control of the Company had occurred during the term of his agreement (as extended by the December 15, 2014 amendment), and Mr. Donaghy had been involuntarily terminated without “cause” or resigned for “good reason” within 24 months after such change in control, Mr. Donaghy would have been entitled to a lump-sum cash amount equal to 24 months’ base salary. Such amounts would have been reduced to the extent they would constitute “excess parachute payment” within the meaning of Section 280G of the Code. Further, in the event of a change in control, all options held by Mr. Donaghy would have vested and become immediately exercisable.

Mr. Donaghy’s agreement included noncompete, nondisparagement, nonsolicitation and confidentiality restrictions and expired on December 31, 2015 (pursuant to the December 15, 2014 amendment).

Employment Agreements with Mr. Wilcox

The 2013 Employment Agreement with Mr. Wilcox was effective as of October 1, 2013 and provided that Mr. Wilcox would serve as the Company’s Chief Financial Officer and Principal Accounting Officer. Pursuant to his agreement, Mr. Wilcox was entitled to receive an annual base salary of $350,000. Mr. Wilcox was also eligible to receive an annual performance bonus as determined by the Compensation Committee in its sole discretion. Mr. Wilcox’s 2013 Employment Agreement expired on October 1, 2015 and was replaced by his 2016 Employment Agreement.

Under the terms of his 2016 Employment Agreement, effective as of October 1, 2015, Mr. Wilcox is entitled to receive an annual base salary of $375,000, which is subject to adjustment by the Compensation Committee, based on the recommendation of the Company’s Chief Executive Officer. Mr. Wilcox is also eligible to receive an annual performance bonus as determined by the Compensation Committee in its sole discretion. If the Company terminates Mr. Wilcox’s employment without “cause,” subject to his execution of a general release of claims in favor of the Company, Mr. Wilcox will be entitled to receive a lump-sum cash payment equal to his base salary that would have been payable over the remaining term of his agreement.

2015 Potential Payments Upon Termination or Change in Control Table(1)

The following table presents the potential payments to which our Named Executive Officers would have been entitled to assuming a termination or change in control had occurred as of December 31, 2015.

Name	Benefit	Involuntary Termination Without Cause or for Good Reason(4)	Upon Change in Control(5)	Upon Death(6)	Upon Disability(6)
Sean P. Downes	Base Salary	—	$9,202,050	—	—
	Bonus(2)	—	$15,008,792	—	—
	Unpaid Vacation	$194,659	—	—	—
	Equity Compensation(3)	—	$16,141,000	—	—
	Other Post-Employment Obligations	—	—	—	—
Jon W. Springer	Base Salary	$1,340,625	$5,362,500	—	—
	Bonus(2)	$4,721,498	$9,442,996	—	—
	Unpaid Vacation	$170,156	—	—	—
	Equity Compensation(3)	$1,738,500	$3,945,846	—	—
	Other Post-Employment Obligations	$25,799	—	—	—
Stephen J. Donaghy	Base Salary	—	$1,608,750	—	—
	Equity Compensation(3)	—	$3,034,000	—	—
Frank C. Wilcox	Base Salary	—	—	—	—
Kimberly D. Cooper		—	—	—	—

(1)	Under the terms of the 2013 Employment Agreements, if the payments and benefits to a Named Executive Officer under his respective agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the Named Executive Officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the 2013 Employment Agreements.

(2)	Bonus calculations are based upon 2015 pretax income of the Company with respect to Messrs. Downes and Springer.

(3)	Includes the “intrinsic value” as of December 31, 2015 (that is, the value based upon the last reported sales price of our common stock on the NYSE on December 31, 2015, $23.18, and in the case of options, minus the exercise price) of equity awards that would become exercisable or vested in the event of termination of employment, death, disability, or a change in control assuming the awards are not assumed or substituted. Amounts do not include the value of any vested shares or exercisable stock options. For all outstanding equity awards owned by our Named Executive Officers as of December 31, 2015, see “Outstanding Equity Awards at Fiscal Year-End” above.

(4)	The amounts in this column assume a termination of employment without “cause” or with “good reason” on December 31, 2015, and no prior change in control.

(5)	Amounts in this column show the intrinsic value of equity awards that would have become vested upon a change in control, without regard to whether the Named Executive Officer’s employment was terminated, assuming a change in control occurred on December 31, 2015. The other amounts in this column assume a termination of employment without “cause” or with “good reason” on December 31, 2015, within 24 months after a change in control. With respect to Messrs. Downes and Springer, the amounts represent the sum of (i) 48 months’ base salary, plus (ii) two years of incentive bonus payments. With respect to Mr. Donaghy, the amounts represent 24 months’ base salary.

(6)	Because Messrs. Downes’ and Springer’s 2013 Employment Agreements terminated as of December 31, 2015, if either had died or become disabled on December 31, 2015, there would not be any compensation benefits payable under the 2013 Employment Agreements.

Equity Compensation Plan Information

The following table sets forth certain information with respect to all of our equity compensation plans in effect as of the fiscal year ended December 31, 2015.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	2,269,000	$13.22	3,434,775

ITEM 2: APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF OUR 2009 OMNIBUS INCENTIVE PLAN AND SECTION 162(M) PERFORMANCE GOALS

We currently maintain the 2009 Omnibus Incentive Plan, as amended from time to time (“Omnibus Plan”). We recently reviewed the Omnibus Plan to determine whether it remains a flexible and effective source of incentive compensation for our employees and independent directors. Among other things, we considered the number of shares of common stock available for awards and best practices in today’s business environment. We also considered our desire for stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code (“Section 162(m)”). As a result of this review, senior management has recommended to the Compensation Committee, and, after due discussion with senior management and in consideration of the terms of the 2016 Employment Agreements, the Compensation Committee has recommended, and the Board has unanimously approved, amendments to and a restatement of the Omnibus Plan (as amended and restated, the “Amended Plan”), subject to shareholder approval. The key amendments are summarized below:

•	Shares Reserved for Grant. Add 2,500,000 shares of common stock to the reserve available for new awards.

•	Limitations on Grants. Revise the limits of certain awards to participants in a calendar year for purposes of Section 162(m), as described below under “Summary of the Amended Plan — Eligibility and Limitation on Awards,” including a 2016-only increase to cover the equity grants to Mr. Downes in 2016.

•	List of Performance Goals. Expand the list of performance goals in the Amended Plan for added design flexibility, as described below under “Summary of the Amended Plan — Performance-Based Compensation under Section 162(m).”

•	Definition of Change in Control. To avoid a liberal change in control definition:

¡	Revise the triggering event related to the acquisition of Company voting securities so that the acquisition in certain transactions of a number of Company voting securities in excess of 30% (rather than 15%) of the Company voting securities will constitute a change in control.

¡	Revise the triggering event related to a reorganization, merger, consolidation or sale of substantially all of the Company’s assets so that such an event will not constitute a change in control if 50% (rather than 75%) of the voting securities in the surviving or acquiring entity continue to be held by the same Company beneficial owners as before the transaction.

•	Non-Employee Director Equity Award Limit. Limit the amount of stock-based awards that may be granted to a non-employee director in any one year to, together with any cash compensation received by such director for service as a director, $500,000.

•	Dividends and Dividend Equivalents. Clarify that dividends or dividend equivalents on any award subject to the achievement of performance criteria will not be payable before the award is earned and becomes payable.

•	Clawback. Clarify that the Compensation Committee may determine that awards are subject to clawback under Section 954 of the Dodd-Frank Act, similar rules under the laws of any other jurisdiction, any clawback policies adopted by the Company to implement any such requirements or any other clawback policies as may be adopted by the Company, all to the extent determined by the Compensation Committee in its discretion to be applicable to a given participant.

•	No Repricing of Options/SARs. The Amended Plan continues to provide that repricing of an option or SAR is prohibited without shareholder approval. The Amended Plan clarifies that a repricing includes cancellation of the option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock in exchange for cash.

Approval of the Amended Plan by the shareholders at the Annual Meeting will also extend the term of the Omnibus Plan through June 9, 2026 (i.e., ten years from the date of approval by our shareholders).

Under Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. “Covered employees” for purposes of Section 162(m) generally include our Named Executive Officers (other than the Chief Financial Officer). Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, one of the requirements that must be satisfied for compensation to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our shareholders, generally at least once every five years. For purposes of Section 162(m), the material terms of the performance goals generally include (i) the individuals eligible to receive compensation upon achievement of performance goals, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the Amended Plan, shareholders also will be approving the material terms of the performance goals under the Amended Plan. The material terms of the performance goals included in the Amended Plan are disclosed below under “Summary of the Amended Plan — Performance-Based Compensation under Section 162(m).” Although shareholder approval of the Amended Plan will provide flexibility to grant awards under the Amended Plan that qualify as “performance-based” compensation under Section 162(m), we retain the ability to grant awards under the Amended Plan that do not qualify as “performance-based” compensation under Section 162(m).

Why You Should Vote FOR the Amendments to and Restatement of the Omnibus Plan

We consider incentive-based compensation an essential tool to attract and retain the highest caliber of personnel who contribute to our growth and success and to align the interests of our employees with those of our shareholders. The Board recommends a vote FOR the amendments to and restatement of the Omnibus Plan to allow the Company to achieve important business objectives in ways that are consistent with our shareholders’ interests.

•	Alignment with shareholder interests. We believe that equity compensation is a critical means of aligning the interests of employees with those of shareholders. In 2015, more than 40 employees were awarded shares of or options for common stock under the Omnibus Plan as part of their 2015 compensation.

•	Key features that serve shareholder interests. The Amended Plan contains a number of features that serve shareholder interests:

¡	Provides for a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.

¡	Exercise prices of stock-based awards must be at least 100% of their fair market value on the date of grant.

¡	Performance awards are subject to a minimum vesting requirement of twelve months.

¡	Option/SAR repricing is prohibited.

¡	Does not contain a liberal definition of a change in control.

¡	Permits payment of dividends and dividend equivalents on awards subject to the achievement of performance criteria only if and when the underlying award becomes earned and payable.

¡	All Amended Plan awards are subject to our clawback policy.

¡	Does not provide for automatic single-trigger vesting of awards upon a change in control.

¡	Administered by an independent committee.

•	Shareholder feedback. In response to our shareholder outreach efforts, shareholders expressed an interest in a compensation program with an increased emphasis on performance-based compensation. Approval of the Amended Plan by our shareholders would allow us to provide such performance-based incentive compensation based on the achievement of pre-established performance goals set by the Compensation Committee, which is comprised solely of independent directors.

•	Share buybacks to offset dilution from equity compensation programs. In 2015, through share repurchase programs approved by our Board, we repurchased shares of common stock having a total value of $18.7 million. The repurchase programs have the effect of partially offsetting estimated dilution created by our annual incentive compensation grants. These repurchases follow our 2014 repurchases of common stock having a total value of $29.7 million.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO AND RESTATEMENT OF THE 2009 OMNIBUS INCENTIVE PLAN AND SECTION 162(M) PERFORMANCE GOALS.

Summary of the Amended Plan

This summary is qualified in its entirety by reference to the Amended Plan, a copy of which is attached as Appendix A to this Proxy Statement.

General

The Omnibus Plan authorizes the granting of incentive awards for up to 10,200,000 shares of common stock. The Amended Plan would increase this authorization to 12,700,000 shares of common stock. As of April 11, 2016, 2,284,295 shares of common stock remained available for awards under the Omnibus Plan. Unless terminated earlier, the Amended Plan, if approved by our shareholders at the annual meeting, will expire on June 9, 2026, ten years after approval by our shareholders. Employees, directors and consultants are eligible to receive incentive awards.

Administration

The Amended Plan will be administered by the Compensation Committee, comprised entirely of independent directors. The Compensation Committee has the authority, within the limits of the express provisions of the Amended Plan, to interpret the provisions of the Amended Plan, to establish and modify its administrative rules, to determine the individuals to whom awards will be granted and to determine the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Compensation Committee may delegate its authority under the Amended Plan to a subcommittee of the Compensation Committee or to such officers or employees of the Company, as the Compensation Committee deems appropriate. The Board may also exercise any of the powers and authority of the Compensation Committee under the Amended Plan.

Types of Awards

Awards under the Amended Plan may be in the form of stock options, stock appreciation rights (“SARs”) and other stock-based awards, including restricted shares of common stock (“restricted shares”), restricted stock units (“RSUs”) and performance share units (“PSUs”). The Amended Plan also authorizes cash incentive awards. At the discretion of the Compensation Committee, payment of the exercise price, if any, for shares of common stock on the exercise of an award may be made in cash, shares of common stock held by the participant or in any other form of consideration acceptable to the Compensation Committee.

Stock Options. The Compensation Committee may grant to a participant options to purchase common stock that qualify as incentive stock options (“ISOs”) for purposes of Section 422 of the Code, options that do not qualify as ISOs (“non-qualified stock options” or “NQSOs”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods and other conditions on exercise, will be determined by the Compensation Committee, provided, however, that (i) the exercise price of a stock option may not be less than the fair market value of one share of our common stock on the grant date; and (ii) an option shall not be exercisable more than ten years after the date it is granted. The fair market value of our common stock as of April 11, 2016 was $16.50.

Stock Appreciation Rights. The Compensation Committee may grant to a participant SARs in tandem with stock options, independent of stock options or in a combination of forms. The terms and conditions of SARs, including the quantity, expiration and conditions on exercise, will be determined by the Compensation Committee, provided, however, that the exercise price for a SAR may not be less than the fair market value of one share of our common stock on the grant date or, in the case of a SAR granted in tandem with a stock option, or a portion thereof, the purchase price of the related stock option, and the term may not exceed ten years after the date of grant.

Restricted Shares and RSUs. The Compensation Committee may award to a participant shares of Common Stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period or the attainment of specified performance targets over the forfeiture period. In addition, the Compensation Committee may award to a participant units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant or the achievement of performance or other objectives. The terms and conditions of restricted share and RSU awards are determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant other equity-based or equity-related awards, referred to as “other stock-based awards.” The terms and conditions of each other stock-based award will be determined by the Compensation Committee. Payment under any other stock-based awards may be made in common stock or cash, as determined by the Compensation Committee.

Performance Awards. The Compensation Committee may grant performance awards to participants under such terms and conditions as the Compensation Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of pre-established performance goals over a specified award period, which period may not be less than 12 months. Any type of award authorized under the Amended Plan may be granted as a performance award. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee. Share-based performance awards are sometimes referred to as “performance share units” or PSUs.

Cash-Based Awards. The Compensation Committee may grant cash-based incentive compensation awards, including performance-based annual cash incentive compensation, to covered employees subject to Section 162(m). The terms and conditions of each cash-based award will be determined by the Compensation Committee.

Dividend Equivalents. The Compensation Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Amended Plan, provided, however, that no dividends or dividend equivalents will be payable on any award subject to the achievement of performance goals before such award has become earned and payable.

Performance-Based Compensation under Section 162(m)

Under Section 162(m), we generally are prohibited from deducting compensation paid to our Named Executive Officers in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is not subject to the $1 million limit. If the Compensation Committee intends to qualify an award under the Amended Plan as “performance-based” compensation under Section 162(m), the pre-established performance goal or goals selected by the Compensation Committee may be based on the attainment of specified levels of performance based on such business criteria and other measures of performance as the Compensation Committee deems appropriate. Such business criteria and other measures of performance may include:

● cash flow	● total stockholder return
● dividends per share	● revenue
● profit margin	● expense targets
● cost control measures	● strategic initiatives
● operating efficiency	● debt levels or reduction or debt ratios
● balance sheet metrics (including shareholders’ equity)	● number of states in which the Company operates
● earnings per share, as adjusted for any stock split, stock dividend or other recapitalization	● share price performance, as adjusted for any stock split, stock dividend or other recapitalization
● earnings or income measures (including pre-tax income, net income, net profit, EBIT and EBITDA)	● policy count, gross premiums, reinsurance costs or other objective measures related to insurance policies
● implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction	● economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital)
● return measures (including, but not limited to, return on any of the following: assets, capital, invested capital, equity, revenue, or specified investments or investment portfolios)	● quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities

●     successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions, or improvements in capital structure

● any combination of the foregoing, including any derivations of business criteria identified in the foregoing (e.g., income shall include pre-tax income, net income, or operating income)

The performance goals selected by the Compensation Committee may be measured with respect to the performance of the Company or, where relevant, any one or more of its subsidiaries, divisions or other business units. Performance goals may also be measured with respect to the performance of a participant, and they may be in absolute terms, as compared to another company or companies (including an index or indices), or based on growth over time. Performance goals may also be subject to adjustment based on objective factors set by the Compensation Committee in accordance with Section 162(m) at the time the performance goals are established.

Other Terms and Conditions

Change in Control

With respect to each award granted under the Amended Plan, the Compensation Committee will determine whether and to what extent such awards shall become immediately and fully vested and payable in the event of a change in control, as defined in the Amended Plan, or upon the occurrence of one or more specified conditions following a change in control.

Transferability of Awards

Subject to certain exceptions, awards made under the Amended Plan are not transferable or assignable by the participant other than by will or by the laws of descent and distribution. A participant’s awards exercisable after the death of such participant may be exercised by such participant’s beneficiary. Subject to Section 16(b) of the Exchange Act with respect to participants subject to such section, the Compensation Committee may make grants of NQSOs that are transferable, without payment of consideration, to immediate family members of the participant or to trusts or partnerships for such family members.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards to any employee, director or consultant to the Company and its subsidiaries. It is presently contemplated that approximately 417 persons will be eligible to receive awards, including seven independent directors, although, over the last three years, equity grants per year (excluding independent directors) have been made on average to 24 employees.

Subject to certain adjustments, participants who are granted awards intended to qualify as “performance-based” compensation under Section 162(m) may not be granted (i) stock options and SARS for more than an aggregate of 1,000,000 shares of common stock; provided, however, that for 2016 only, this limit shall be increased to 1,800,000 shares of common stock to cover Mr. Downes’ exchange of 290,250 shares of common stock for an employee stock option covering 800,000 shares of common stock; (ii) other stock-based awards denominated in shares of common stock for more than an aggregate of 500,000 shares of common stock; or (iii) other stock-based awards not denominated in shares of common stock or cash-based awards that can be settled through the payment of more than $12,000,000 or in shares of common stock with a value at the time of payment of more than $12,000,000.

The Amended Plan provides that no stock-based awards may be granted during any one year to a non-employee director that exceed, together with any cash compensation received for such director’s service as a director, $500,000. The limit will be based on the fair market value of the shares of common stock underlying the award as of the applicable grant date in the case of restricted shares, RSUs or other stock-based awards, and based on the applicable grant date fair value for accounting purposes in the case of stock options or SARs.

Plan Benefits

The following table sets forth the presently determinable awards that will be received by participants under the Amended Plan, if approved by our shareholders.

2009 Omnibus Incentive Plan, as amended June 9, 2016
Name and Position	Option Shares
Sean P. Downes(1)	1,076,073

(1)

Pursuant to his 2016 Employment Agreement, Mr. Downes received a stock option on February 29, 2016 for 276,073 shares of our common stock, which option has an exercise price of $19.52 per share and vests equally over a three-year period. Such award is contingent upon shareholder approval of the Amended Plan. In addition, Mr. Downes has offered to return the 290,250 shares he received, net of withholding, from his April 2015 grant of restricted stock, in exchange for a stock option covering 800,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the date of the 2016 Annual Meeting, to further strengthen his alignment with shareholders and to demonstrate that he is highly motivated to improve shareholder return. Such award is contingent upon shareholder approval of the Amended Plan. See “Mr. Downes’ Total Compensation in 2015 and the Agreement to Return 290,250 Shares for Lesser Value in 2016,” above. Also pursuant to his 2016 Employment Agreement, Mr. Downes received a stock option on February 29, 2016 for 450,000 shares of our common stock, which option has an exercise price of $19.52 per share and vests equally over a three-year period. Such award is not contingent upon shareholder approval of the Amended Plan. In addition, the 2016 Employment Agreements with each of Messrs. Downes and Springer provide that the Company will have no obligation to make the equity grants contemplated by the 2016 Employment Agreements or to settle through the delivery of shares any previously granted awards if shareholders have not approved a sufficient share reserve under the Amended Plan to permit the grants or settlements.

The exact types and amounts of any future awards to be made to eligible participants under the Amended Plan are not presently determinable. As a result of the discretionary nature of the Amended Plan, it is not possible to state who the participants in the Amended Plan will be in the future or the number of stock options or other awards to be received by a person or group. The stock option and stock awards granted to our Named Executive Officers under the Omnibus Plan and outstanding as of December 31, 2015 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found under “Executive Compensation Tables.” As of April 11, 2016, (i) our Named Executive Officers as a group (five officers) held outstanding stock options for 2,111,192 shares of common stock and 172,563 performance stock units; (ii) our independent directors as a group (seven directors) held outstanding stock options for 295,000 shares of common stock; and (iii) all of our employees other than our Named Executive Officers and directors (40 employees) held outstanding stock options for 826,683 shares of common stock.

Shares Subject to the Amended Plan

An aggregate of 12,700,000 shares of common stock have been reserved for issuance under the Amended Plan, which is an increase of 2,500,000 shares from the current Omnibus Plan.

All such shares may be granted as ISOs. The shares to be offered under the Amended Plan shall be authorized and unissued common stock or issued common stock that has been reacquired by the Company.

With respect to awards made under the Amended Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted shares), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligation with respect to an award, will be available for additional grants under the Amended Plan.

Anti-Dilution Protection

In the event of any corporate event or transaction (including, but not limited to, a change in the common stock or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, extraordinary cash dividend, or other distribution of stock or property of the Company (other than ordinary cash dividends), a combination or exchange of our common stock, dividend in kind, or other like change in capital structure, the Compensation Committee is empowered to make such equitable adjustments and substitutions with respect to awards or any provisions of the Amended Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Amended Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Recovery of Compensation in Connection with Financial Restatements

If the Board determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a participant will be required to reimburse the Company for any amounts earned or payable with respect to an award to the extent required by and otherwise in accordance with applicable law and any Company policies adopted or implemented by the Board or the Compensation Committee from time to time.

The Amended Plan clarifies that, to the extent permitted by applicable law, the Compensation Committee may determine that an award under the Amended Plan will be subject to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any other implementing rules and regulations thereunder, similar rules under the laws of any other jurisdiction, any compensation recovery policies adopted by the Company to implement any such requirements or any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Compensation Committee in its discretion to be applicable to a given participant.

Amendment and Termination

The Board may, at any time, amend the Amended Plan, provided that no such action by the Board may be taken (i) without the affirmative approval of our shareholders if so required by applicable law or the rules of any stock exchange which lists the common stock or our voting securities or (ii) that adversely affects any rights or obligations with respect to any awards made under the Amended Plan without the consent of the recipient. An outstanding option or SAR may not be (i) amended to reduce its exercise price or (ii) terminated and replaced with a substitute award if the effect of such termination and substitution is to reduce the exercise price, without the approval of the Company’s shareholders. The Board may terminate the Amended Plan at any time, provided, that no such termination adversely affects the rights of a participant of an award granted under the Amended Plan. No awards may be made under the Amended Plan after the tenth anniversary of its effective date. Certain provisions of the Amended Plan relating to performance-based awards under Section 162(m) will expire on the fifth anniversary of the effective date.

With respect to participants, if any, who reside or work outside the United States, the Compensation Committee may, in its sole discretion, adopt supplements to the Amended Plan as may be necessary or appropriate to comply with applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws, provided, however, that no award will be granted under any such supplement with terms or conditions that are inconsistent with the provisions set forth in the Amended Plan.

Material U.S. Federal Income Tax Consequences

The material U.S. federal income tax consequences of the issuance and exercise of awards under the Amended Plan are as described below. The following information is only a summary of the material U.S. federal income tax consequences of the awards and does not purport to cover federal employment taxes or other federal tax consequences that may be employed with awards, nor does it cover state, local or non-U.S. taxes. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards and the ownership and disposition of any underlying securities.

Incentive Stock Options.    A participant who receives an ISO will not recognize any taxable income for U.S. federal income tax purposes on either the grant or exercise of the ISO. If the participant disposes of the shares purchased pursuant to the ISO more than two years after the grant date and more than one year after the exercise of the ISO (required statutory “holding period”), (i) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (a) the excess of the fair market value of the shares at the time of exercise over the exercise price, and (b) the gain on the sale. The Company will generally be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the shares. A sale for less than the option price will result in a capital loss. In addition, the excess of the fair market value of the shares on the date of exercise over the exercise price is includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.    A participant who receives a NQSO under the Amended Plan will not recognize any income for U.S. federal income tax purposes on the grant of the NQSO. Generally, on the exercise of the NQSO, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the NQSO, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.    A participant who receives SARs will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (i) the participant will recognize ordinary income equal to the amount received (increase in the fair market value of each share of common stock from the SAR grant date to the date of exercise); and (ii) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares, Restricted Stock Units and Performance Share Units.    A participant will not be taxed on the grant date of restricted shares, RSUs or PSUs, but will be taxed at ordinary income rates on the fair market value (on the vesting or payout date) of the restricted shares, RSUs and PSUs at the time of vesting or payout. For restricted shares only, a participant may instead elect under Section 83(b) of the Code to be taxed at the time of grant. The Company will generally be entitled to a corresponding deduction for the year in which the participant is taxed on the award. To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares at the time of grant, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards.    Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements of the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

AUDIT MATTERS

Independent Auditor

The Audit Committee retained Plante & Moran, PLLC (“Plante & Moran”) to audit our consolidated and combined financial statements for 2015. In addition, the Audit Committee retained Plante & Moran to provide tax services in 2015. We understand the need for Plante & Moran to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Plante & Moran, our Audit Committee has restricted the non-audit services that Plante & Moran may provide to us to tax services

Policy on Audit Committee Preapproval of Audit and Permissible Non-Audit Services

All audit and non-audit services must be preapproved by the Audit Committee. In 2015, the Audit Committee approved Plante & Moran’s provision of tax services, based on its conclusion that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Accounting Fees and Services

The following table presents fees paid for the audit of our annual financial statements and all other professional services rendered by Plante & Moran, PLLC for the years ended December 31, 2015 and 2014.

	For the Years Ended December 31,
	2015	2014
Audit fees	$701,500	$658,000
Audit-related fees	$13,455	—
Tax fees	$61,300	$52,000
All other fees	—	—

Total fees	$776,255	$710,000

In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to Plante & Moran for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for fiscal year ended December 31, 2015 and review of financial statements included in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2015, and (ii) services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Tax” fees are fees for tax compliance, tax advice and tax planning.

ITEM 3: RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN PLLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2016

We are asking our shareholders to ratify the selection of Plante & Moran as our independent registered public accounting firm for 2016. The Audit Committee has approved the selection of Plante & Moran as our independent registered public accounting firm for 2016, and Plante & Moran is currently our independent registered public accounting firm.

Although the Company is not required to seek shareholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for shareholder rejection and whether it is appropriate to select another independent auditor.

We have been advised that representatives of Plante & Moran will attend the 2016 Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Audit Committee Report

The Audit Committee reviews and makes recommendations to the Board concerning the reliability and integrity of the Company’s financial statements and the adequacy of its system of internal controls and processes to assure compliance with the Company’s policies and procedures, Code of Conduct and applicable laws and regulations. The Audit Committee annually recommends the Company’s independent auditor for appointment by the Board and ratification by the shareholders and evaluates the independence, qualifications and performance of the Company’s independent auditor. The Audit Committee discusses with management the Company’s policies regarding risk assessment and risk management, evaluation of the Company’s major financial risk exposures and the steps management has taken to monitor and manage such exposures within the Company’s risk tolerance.

The Audit Committee oversees the Company’s internal audit function. It establishes procedures for and oversees receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

This report of the Audit Committee is with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2015, which include the balance sheets of the Company as of December 31, 2015 and 2014, and the related statements of income, shareholders’ equity and cash flows for the years ended December 31, 2015, 2014 and 2013 and the notes thereto (collectively, “Audited Financial Statements”).

The Audit Committee of the Board is comprised of the three directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under the applicable rules of the SEC and NYSE.

The Audit Committee reviewed and discussed the Company’s Audited Financial Statements with management. The Audit Committee discussed with Plante & Moran, PLLC, our independent registered public accounting firm for 2015, the matters required to be discussed in accordance with the Statement on Auditing Standards No. 61, Communicating with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, and matters related to the conduct of the audit of the Audited Financial Statements.

The Audit Committee received written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and discussed with Plante & Moran, PLLC its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

THE AUDIT COMMITTEE

Darryl L. Lewis	Richard D. Peterson	Ozzie A. Schindler

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Code of Conduct addresses related-party transactions, including transactions between the Company and our directors or executive officers, or their respective family members. Pursuant to the Code of Conduct, directors, officers and employees must notify the Chairman of the Audit Committee and the Chairman of the Board in writing of the existence of any relationship or transaction that may pose an actual or potential conflict of interest. Transactions between the Company and any of our executive officers or directors, and their respective family members, require the approval of a majority of disinterested directors. With respect to all other employees, outside legal counsel, acting independently, or the Board may determine whether a conflict exists. Any waivers of this policy as to an officer or director may only be approved by the Board. There are no family relationships among our current executive officers or directors.

The following discussion sets forth the relationships and transactions known by management to involve the Company or its subsidiaries and our directors or executive officers, or their respective family members, or the beneficial owners of more than 5% of any class of our outstanding stock. In each case, pursuant to the Code of Conduct, these relationships and transactions have been disclosed to the Board and a disinterested majority of the Board has approved the transaction or, in the case of an ongoing relationship that was presented to the Board, permitted the continuation and renewal of such relationship.

Dennis J. Downes, the father of Sean P. Downes, our Chairman and Chief Executive Officer, became an employee of the Company as of November 30, 2013. As Senior Vice President of Claims, Mr. Downes is entitled to an annual base salary of $250,000 and an annual performance bonus. Mr. Downes received $350,000 in salary and bonus in 2015 and an option to purchase 10,000 shares of common stock.

From time to time, certain officers and directors of the Company have used a plane owned by Irish Properties of Florida for travel on Company business trips. The Company’s Chairman and Chief Executive Officer is affiliated with Irish Properties of Florida. The Company is not charged for the use of this plane.

On June 6, 2013, the Company entered into a Consulting Agreement with SPC Global RE Advisors LLC, pursuant to which SPC Global provided consulting services and advice to the Company in connection with reinsurance matters. Scott P. Callahan, director of the Company, is the President and Managing Member of SPC Global. The agreement provided for an annual retainer of $120,000, and SPC Global received $90,000 in retainer fees in 2015. The Company and Mr. Callahan mutually agreed to terminate the agreement as of September 18, 2015.

Matthew J. Palmieri is the son of Ralph J. Palmieri, a director of the Company. Matthew Palmieri is the Senior Vice President of Blue Atlantic, an affiliate of the Company. In 2015, pursuant to an Employment Agreement with Blue Atlantic dated December 18, 2013, Mr. Palmieri was entitled to receive an annual base salary of $350,000 and an annual bonus at the discretion of Blue Atlantic. Mr. Palmieri is entitled to participate in benefit plans generally available to Blue Atlantic employees in similar positions and in equity incentive plans available to Blue Atlantic employees, including the Omnibus Plan. Mr. Palmieri is also entitled to receive an automobile allowance and life insurance benefits. As of February 22, 2016, Mr. Palmieri’s annual base salary was increased to $385,000. Although the Company anticipates entering into a new employment agreement with Mr. Palmieri, he presently is an employee at will. Mr. Palmieri received $489,607 in salary and bonus in 2015 pursuant to his employment agreement and an option to purchase 15,000 shares of common stock.

BENEFICIAL OWNERSHIP

The following tables set forth certain information as of April 11, 2016 relating to the beneficial ownership of our preferred stock and common stock by (i) all persons that we know beneficially own more than 5% of any class of the Company’s outstanding stock, (ii) each of our Named Executive Officers and directors and (iii) all of our executive officers and directors as a group. In certain instances, knowledge of the beneficial ownership of common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder.

Ownership of Series A Preferred Stock

As of April 11, 2016, the following table sets forth information regarding the number and percentage of shares of preferred stock held by the person who is known by the Company to beneficially own or exercise voting or dispositive control over all of the outstanding preferred stock. The holder of all preferred stock is neither a director nor an executive officer.

Name and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Phylis R. Meier	9,975	100%

(1)	The mailing address of Ms. Meier is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

Ownership of Common Stock

As of April 11, 2016, the following table sets forth information regarding the number and percentage of shares of common stock beneficially owned by our directors and Named Executive Officers individually, our directors and executive officers as a group, and all persons who are known by the Company to beneficially own or exercise voting or dispositive control over 5% or more of our common stock:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Beneficial Owners of More than 5% of Our Common Stock
BlackRock, Inc. (4)	3,275,223	9.4%
AGI Advisers (5)	1,741,638	5.0%
Dimensional Fund Advisors LP (6)	1,882,805	5.4%
The Vanguard Group (7)	3,978,371	11.4%

Executive Officers and Directors
Sean P. Downes	1,303,086	3.7%
Stephen J. Donaghy (8)	430,512	1.2%
Jon W. Springer (9)	501,795	1.4%
Joel M. Wilentz, M.D. (10)	256,196	*
Michael A. Pietrangelo (11)	171,248	*
Frank C. Wilcox (12)	102,657	*
Ozzie A. Schindler (13)	80,000	*
Scott P. Callahan (14)	25,000	*
Darryl L. Lewis (15)	21,325	*
Ralph J. Palmieri (16)	32,500	*
Richard D. Peterson (17)	30,780	*
Kimberly D. Cooper (18)	8,333	*
Executive officers and directors as a group (12 people) (19)	2,963,432	8.4%

(1)	Unless otherwise noted, the mailing address of each shareholder is c/o Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

(2)

A person is deemed to be the beneficial owner of common stock that can be acquired by such person within 60 days from April 11, 2016, upon the exercise of stock options or conversion of preferred stock. Except as otherwise specified, each beneficial owner’s percentage ownership is determined by assuming that stock options and preferred stock that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days from April 11, 2016, have been exercised or converted.

(3)	Asterisks represent percentage holdings below 1.0%.

(4)

Based solely on a Schedule 13G/A filed with the SEC on January 27, 2016 by BlackRock, Inc. At that time, BlackRock, Inc. reported sole voting power as to 3,189,329 shares and sole dispositive power as to 3,275,223 shares and listed its address as 55 East 52nd Street, New York, NY 10055.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2016 by Allianz Global Investors U.S. Holdings LLC and NFJ Investment Group LLC (collectively, the “AGI Advisers”). At that time,

Allianz Global Investors U.S. Holdings LLC reported that (i) Allianz Global Investors GmbH had sole voting power as to 867,222 shares and sole dispositive power as to 867,222 shares and (ii) Allianz Global Investors U.S. LLC had sole voting power as to 142,132 shares and sole dispositive power as to 325,013 shares. Allianz Global Investors U.S. Holdings LLC listed its address as 1633 Broadway, New York, NY 10019. Also at that time, NFJ Investment Group LLC reported sole voting power as to 549,403 shares and sole dispositive power as to 549,403 shares and listed its address as 2100 Ross Avenue, Suite 700, Dallas, TX 75201. See the Schedule 13G/A filed by AGI Advisers for certain disclaimers of beneficial ownership.

(6)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP. At that time, Dimensional Fund Advisors LP reported sole voting power as to 1,788,333 shares and sole dispositive power as to 1,882,805 shares and listed its address as Building One, 6300 Bee Cave Road, Austin, TX 78746. See the Schedule 13G/A filed by Dimensional Fund Advisors LP for certain disclaimers of beneficial ownership.

(7)

Based solely on a Schedule 13G/A filed with the SEC on February 11, 2016 by Vanguard Group Inc. At that time, The Vanguard Group reported sole voting power as to 70,828 shares, sole dispositive power as to 3,909,543 shares and shared dispositive power as to 68,828 shares. At that time, The Vanguard Group also listed its address as 100 Vanguard Blvd, Malvern, PA 19355.

(8)	Includes an option held by Mr. Donaghy to purchase an aggregate of 30,000 shares of common stock.

(9)	Includes options held by Mr. Springer to purchase an aggregate of 166,667 shares of common stock.

(10)	Includes options held by Dr. Wilentz to purchase an aggregate of 65,000 shares of common stock.

(11)	Includes options held by Mr. Pietrangelo to purchase an aggregate of 110,000 shares of common stock.

(12)	Includes an option held by Mr. Wilcox to purchase an aggregate of 8,333 shares of common stock.

(13)	Includes an option held by Mr. Schindler to purchase an aggregate of 20,000 shares of common stock.

(14)	Includes an option held by Mr. Callahan to purchase an aggregate of 20,000 shares of common stock.

(15)	Includes an option held by Mr. Lewis to purchase an aggregate of 20,000 shares of common stock.

(16)	Includes an option held by Mr. Palmieri to purchase an aggregate of 30,000 shares of common stock.

(17)	Includes an option held by Mr. Peterson to purchase an aggregate of 30,000 shares of common stock.

(18)	Includes an option held by Ms. Cooper to purchase an aggregate of 8,333 shares of common stock.

(19)	See footnotes (2) and (8) – (18) above.

SHAREHOLDER PROPOSAL

ITEM 4:    SHAREHOLDER PROPOSAL ON MAJORITY VOTING STANDARD FOR ELECTION OF DIRECTORS

We received notice that the California State Teacher’s Retirement System (“CalSTRS”) intends to introduce a proposal at the 2016 Annual Meeting. CalSTRS represents that it holds more than $2,000 in market value of our common stock. CalSTRS’ address is 100 Waterfront Place, MS-04, West Sacramento, California 95605. The text of the shareholder proposal and supporting statement below appear exactly as received by the Company. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of

CalSTRS. Neither the Company nor the Board accepts responsibility for the content of the proposal or supporting statement, which are included here in accordance with applicable proxy rules and regulations.

“BE IT RESOLVED:

“That the shareholders of Universal Insurance Holdings. Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

“Supporting Statement

“In order to provide shareholders a meaningful role in director elections, the Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company’s current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

“In response to strong shareholder support a substantial number of the nation’s leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

“CalSTRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder’s role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors’ accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

“Please vote FOR this proposal.”

Board’s Statement on Shareholder Proposal

While the Board takes no position and makes no recommendation as to whether the shareholders should approve or reject the shareholder proposal regarding a majority voting standard in uncontested director elections, our Nominating and Governance Committee and Board will consider the voting results on this proposal in their future deliberations regarding the appropriate voting standard in uncontested director elections.

Shareholder Proposal Deadline for 2017 Annual Meeting of Shareholders

Proposals that shareholders intend to present at the 2017 Annual Meeting must be received by the Company no later than December 19, 2016 to be considered for inclusion in the proxy statement for fiscal year 2016 relating to such meeting.

INFORMATION CONCERNING OUR ANNUAL MEETING AND VOTING

General Information

A proxy is your legal designation of another person to vote the stock you own. We have designated Frank C. Wilcox, our Chief Financial Officer, as proxy for our shareholders at the meeting.

Attendance at the Meeting

You need to bring a photo ID to gain admission to the meeting. Only shareholders and invited guests may attend the meeting. If you are a beneficial owner, you will need to bring your most recent brokerage statement with you to the meeting. We will use your brokerage statement to verify your ownership of shares and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy, as described under “How to Vote” in this section of the Proxy Statement.

How to Vote

If your shares are registered directly in your name with our registrar and transfer agent, Continental Stock Transfer & Trust Company, you are considered a shareholder “of record” with respect to those shares. If your shares are held in a brokerage account or with a bank, you are considered the “beneficial owner” of those shares.

Shareholders of Record. Shareholders of record can vote in any one of four ways:

•	Via the internet: Go to the website listed on your proxy card to vote via the internet. You will need to follow the instructions on the website.

•	By telephone: Call the telephone number on your proxy card to vote by telephone. You will need to follow the instructions given by the voice prompts.

•	By mail: Sign, date and return the proxy card you received from the Company in the enclosed postage-paid envelope.

•	In person: Attend the meeting in person. See “Attendance at the Meeting” in this section of the Proxy Statement.

Beneficial Owners. If your shares are held beneficially in the name of a bank, broker or other holder of record (sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it, or other evidence of stock ownership, with you to the meeting. See “Attendance at the Meeting” in this section of the Proxy Statement.

Shareholders Entitled to Vote

The record date for the meeting is April 11, 2016. Only owners of record at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments of the meeting.

The securities to be voted at the meeting consist of shares of our common stock, with each share entitling its record owner to one vote, and shares of our Series A preferred stock, with each share entitling its record owner to one vote.

The table below sets forth the number and classes of Company stock entitled to vote at the meeting.

Class of Voting Stock	Number of Record Holders as of the Record Date	Number of Shares Outstanding and Entitled to Vote as of the Record Date
Common Stock	37	34,747,548
Series A Preferred Stock	1	9,975

Quorum Requirements

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock and preferred stock, taken together, is necessary to constitute a quorum at the meeting. If a quorum is not present at the meeting, a majority of the shares so represented may vote to adjourn the meeting without further notice.

Revoking a Proxy

After you have submitted a proxy, you may revoke such proxy prior to the completion of voting at the meeting by the following means:

•	sending written notice to Stephen J. Donaghy, Secretary, Universal Insurance Holdings, Inc., 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309;

•	delivering a later-dated proxy; or

•	appearing at the meeting and giving the Secretary notice of your intention to vote in person (unless you are a beneficial owner without a legal proxy, as described under “How to Vote” in this section of the Proxy Statement).

Tabulation of Voting Results

An independent inspector will certify the results of the vote regarding the election of directors.

How to Vote for Each Item at the Annual Meeting

With respect to Item 1, the Election of Directors, you may either (i) vote in favor of all nominees; (ii) vote in favor of specific nominees; (iii) withhold your vote with respect to all nominees; or (iv) withhold your vote with respect to specific nominees.

With respect to Items 2, 3 and 4, you may vote “For” or “Against” such items or you may “Abstain” from voting.

Votes Required to Pass Each Item

For the election of directors, the nine nominees who receive the greatest number of affirmative “For” votes at the meeting will be elected as directors. Each other matter submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting.

Board Voting Recommendations for Each Item

The Board recommends that you vote your shares:

•	“FOR” election of each of the director nominees to the Board (Item 1)
•	“FOR” approval of the amendments to and restatement of our 2009 Omnibus Incentive and Section 162(m) performance goals Plan (Item 2)

•	“FOR” ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the 2016 fiscal year (Item 3)

The Board takes no position and makes no recommendation with respect to the nonbinding shareholder proposal included in this Proxy Statement as Item 4. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors, with “FOR” votes for Items 1, 2 and 3, and an “ABSTAIN” vote for Item 4.

Abstentions and Broker “Non-Votes”

Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., a broker) does not vote on a particular item because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

Abstentions and broker non-votes are not considered “votes cast” and, thus, do not have an effect on the outcome of the vote as to any of the items presented in this Proxy Statement. Under the rules of the New York Stock Exchange (“NYSE”), on which shares of our common stock are traded, ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the 2016 fiscal year (Item 3) is considered a routine matter on which brokers will be permitted to vote in their discretion, even if the beneficial owners do not provide voting instructions. However, election of each of the director nominees to the Board (Item 1), approval of the amendments to and restatement of our 2009 Omnibus Incentive Plan (Item 2) and the shareholder proposal (Item 4) are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on Items 1, 2 and 4 if the beneficial owners fail to provide voting instructions.

Costs for Proxy Solicitations

We will bear the cost of soliciting proxies. Officers and regular employees of the Company may solicit proxies by a further mailing or personal conversations or via e-mail, telephone or facsimile, provided that they do not receive compensation for doing so.

Cameras and Recording Equipment Prohibited

Please note that cameras and sound or video recording equipment will not be permitted in the meeting room.

Householding

As permitted by the Securities Exchange Act of 1934, as amended (“Exchange Act”), only one copy of this Proxy Statement, the Annual Report and the Notice of 2016 Annual Meeting of Shareholders is being delivered to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of these materials to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year should be directed to Stephen J. Donaghy, Secretary, 1110 West Commercial Boulevard, Fort Lauderdale, Florida 33309 or (954) 958-1200.

Shareholders of record residing at the same address and currently receiving multiple copies of Proxy Statements may contact our registrar and transfer agent, Continental Stock Transfer & Trust Company, to request that only a single copy of the Proxy Statement be mailed in the future. Please contact the transfer agent by phone at (212) 509-4000 or by mail at 17 Battery Place, New York, NY 10004. Beneficial owners, as described above, should contact their broker or bank.

Where Can You Find More Information/Availability of Proxy Materials

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information we file with the SEC at the SEC’s website at www.sec.gov.

THE NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS, THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, ARE FIRST EXPECTED TO BE POSTED TOGETHER TO HTTP://WWW.CSTPROXY.COM/UNIVERSALINSURANCEHOLDINGS/2016 AND TO HTTP://WWW.PROXYVOTE.COM ON APRIL 28, 2016.

OTHER MATTERS

The Company knows of no business that will be presented for action at the annual meeting other than those matters referred to herein. If other matters do come before the annual meeting, the persons named as proxies will act and vote according to their best judgment on behalf of the shareholders they represent.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen J. Donaghy, Secretary April 28, 2016

APPENDIX A

UNIVERSAL INSURANCE HOLDINGS, INC.

2009 OMNIBUS INCENTIVE PLAN

(as amended and restated effective June 9, 2016)

ARTICLE I PURPOSE AND ADOPTION OF THE PLAN

1.01         Purpose. The purpose of the Universal Insurance Holdings, Inc. 2009 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its subsidiaries to achieve long-term corporate objectives, to reward superior service to the Company and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02         Adoption and Term. The Plan was originally approved by the Board and the stockholders of the Company effective November 16, 2009. The Plan as amended and restated herein has been approved by the Board and the amendment and restatement will become effective on June 9, 2016 if approved by the stockholders of the Company at the June 9, 2016 annual meeting of stockholders of the Company (the “Effective Date”). The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

2.01         Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a 50% ownership interest or, where permissible under Section 409A of the Code, at least a 20% ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.02         Award means any one or a combination of Non Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.03         Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04         Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05         Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.06         Board means the Board of Directors of the Company.

2.07         Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)         The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 30% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)         Any election has occurred of persons to the Board that causes two thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for election as members of the Board at a time when two thirds of the Board consisted of persons who were members of the Board on the Effective Date, provided, however, that any person nominated for election by a Board at least two thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c)         The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d)         The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e)         a complete liquidation or dissolution of the Company.

Solely to the extent required by Section 409A of the Code, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) provisions of any Award subject to Section 409A unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A of the Code and the final regulations issued thereunder.

2.08         Code means the Internal Revenue Code of 1986, as amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09         Committee means the Compensation Committee of the Board.

2.10         Common Stock means the common stock of the Company, par value $0.01 per share.

2.11         Company means Universal Insurance Holdings, Inc., a Delaware corporation, and its successors.

2.12         Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13         Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14         Dividend Equivalent Account means a bookkeeping account in accordance with Section 11.18 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15         Exchange Act means the Securities Exchange Act of 1934, as amended. References to a section of the Exchange Act shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.16         Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17         Fair Market Value means, as of any applicable date: (i) if the Common Stock is listed on one or more international or national securities exchanges, the closing sales price of the Common Stock on the exchange having the greatest number of shares listed or eligible for trading on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc., Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply or the Committee elects to use a different standard for determining Fair Market Value for one or more Awards, the fair market value of the Common Stock as determined under written procedures established by the Committee.

2.18         Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19         Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20         Non Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21         Options means all Non Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.22         Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.23         Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.24         Performance Awards means Awards granted in accordance with Article VIII.

2.25         Performance Goals means (i) cash flow; (ii) earnings per share, as adjusted for any stock split, stock dividend or other recapitalization; (iii) earnings or income measures (including pre-tax income, net income, net profit, EBIT and EBITDA); (iv) total stockholder return; (v) share price performance, as adjusted for any stock split, stock dividend or other recapitalization; (vi) dividends per Share; (vii) return measures (including, but not limited to, return on any of the following: assets, capital, invested capital, equity, revenue, or specified investments or investment portfolios); (viii) revenue; (ix) profit margin; (x) economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), (xi) policy count, gross premiums, reinsurance costs or other objective measures related to insurance policies, (xii) number of states in which the Company operates (xiii) expense targets; (xiv) cost control measures; (xv) balance sheet metrics (including shareholders’ equity); (xvi) strategic initiatives; (xvii) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction; (xviii) successful completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions, or improvements in capital structure; (xix) debt levels or reduction or debt ratios; (xx) operating efficiency; (xxi) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; or (xxii) any combination of the forgoing Performance Goals; provided, however, that such Performance Goals shall include any derivations of business criteria listed above (e.g., income shall include pre-tax income, net income, or operating income). Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or other business units and either in absolute terms, as compared to another company or companies (including an index or indices), or based on growth over time, and may be subject to such objective adjustment factors as shall be set by the Committee in accordance with Section 162(m) of the Code at the time that the goals and related performance targets are set for the applicable performance period.

2.26         Plan has the meaning given to such term in Section 1.01.

2.27         Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.28         Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.29         Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.30         Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.31         Stock Appreciation Rights means awards granted in accordance with Article VI.

2.32         Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion. For purposes of the payment (but not vesting) provisions of any Award subject to Section 409A of the Code, Termination of Service shall mean a separation from service within the meaning of Section 409A of the Code and the final regulations issued thereunder.

ARTICLE III

ADMINISTRATION

3.01         Committee.

(a)         Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code from so qualifying. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.

(b)         Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01         Number of Shares Issuable. The total number of shares of Common Stock initially authorized to be issued under the Plan was originally established as 1,800,000 shares, and was most recently increased to 10,200,000 shares as of the date of the 2013 Annual Meeting of Shareholders. Effective as of the date of the Company’s 2016 Annual Meeting of Shareholders, the total number of shares authorized to be issued under the Plan (including with respect to Awards of Incentive Stock Options) shall be increased from 10,200,000 to 12,700,000; provided, that such increase is approved by the shareholders of the Company at the 2016 Annual Meeting of Shareholders. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock that shall have been reacquired by the Company, as determined by the Company.

4.02         Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the

Participant without the issuance of Common Stock may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01         Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to any applicable adjustment in accordance with Section 11.07, in any calendar year, Awards to Participants shall be subject to the following limits: (i) no Participant shall be granted in any calendar year Options or Stock Appreciation Rights (whether stock or cash settled) covering more than 1,000,000 shares of Common Stock; provided, however, that for 2016 only, this limit shall be increased to 1,800,000 shares of Common Stock; (ii) no Participant shall be granted in any calendar year Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code of (A) Restricted Shares, (B) Restricted Stock Units, or (C) Performance Awards or other stock-based awards (within the meaning of Article IX) denominated in shares of Common Stock that can be settled through the delivery of more than 500,000 shares of Common Stock (or, if such Award is payable in cash, through the delivery of cash with a value equal to 500,000 shares of Common Stock at the time of settlement) and including any accrued dividends or dividend equivalents on such shares; and (iii) no Participant shall be granted in any calendar year any other stock-based award (within the meaning of Article IX) not denominated in shares of Common Stock or cash-based Awards (including cash incentive awards under Article X) that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code that can be settled through the payment of more than $12,000,000 or in shares of Common Stock with a value at the time of payment of more than $12,000,000.

5.02         Non-Employee Director Award Limit. No stock-based Awards may be granted under the Plan during any one year to a Participant who is a non-employee member of the Board that exceed, together with any cash compensation received for such service, $500,000 (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Date of Grant in the case of Restricted Shares, Restricted Stock Units or other stock-based awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or Stock Appreciation Rights).

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01         Option Awards.

(a)         Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)         Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.

(c)         Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d)         Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.

(e)         Rights As a Stockholder. Except as otherwise provided by the Committee, a Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02         Stock Appreciation Rights.

(a)         Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b)         Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c)         Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03         Terms of Stock Options and Stock Appreciation Rights.

(a)         Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

(b)         Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i)         Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement, not to exceed ten years from the date of grant (five years in certain cases, as described in Section 6.01(d)); or

(ii)         Termination of the Award in the event of a Participant’s disability, retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii)         Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c)         Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04         Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05         Change in Control. With respect to each Award of Options or Stock Appreciation Rights, the Committee shall determine whether and to what extent such Options or Stock Appreciation Rights shall become immediately and fully exercisable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control. Such provisions relating to the effect of a Change in Control on an outstanding Award of Options or Stock Appreciation Rights shall be set forth in the applicable Award Agreement.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01         Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance based Awards of Restricted Shares or Restricted Stock Units intended to qualify as “performance based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02         Restricted Shares.

(a)         Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)         Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c)         Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)         Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e)         Forfeiture of Restricted Shares. Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f)         Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03         Restricted Stock Units.

(a)         Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b)         Stockholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c)         Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d)         Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04         Change in Control. With respect to each Award of Restricted Shares and Restricted Stock Unit Awards, the Committee shall determine whether and to what extent such Restricted Shares and Restricted Stock Unit Awards shall become immediately and fully vested in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control. Such provisions relating to the effect of a Change in Control on an outstanding Award of Restricted Shares and Restricted Stock Unit Awards shall be set forth in the applicable Award Agreement.

ARTICLE VIII

PERFORMANCE AWARDS

8.01         Performance Awards.

(a)         Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be such period as determined by the Committee that is not less than twelve months. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)         Performance Targets. Subject to Section 11.19, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its subsidiaries, divisions, other business units and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c)         Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)         Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e)         Negative Discretion. Notwithstanding the attainment of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

8.02         Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03         Change in Control. With respect to each Performance Award, the Committee shall determine whether and to what extent such Performance Awards shall become immediately and fully vested and payable in the event of a Change in Control or upon the occurrence of one or more specified conditions following a Change in Control. Such provisions relating to the effect of a Change in Control on an outstanding Performance Award shall be set forth in the applicable Award Agreement.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01         Grant of Other Stock-based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02         Terms of Other Stock-based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a)         Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)         If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)         The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

CASH INCENTIVE AWARDS

10.01         Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive cash incentive awards under this Article X.

10.02         Awards.

(a)         Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b)         Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year or such other performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)         Payment of Awards. Awards will be payable to Participants in cash following expiration of the applicable performance period upon prior written certification by the Committee of attainment of the specified performance targets for the applicable performance period.

(d)         Negative Discretion. Notwithstanding the attainment of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

(e)         Deferral. The Committee may require that a portion of any cash payment payable under this Article X shall be mandatorily deferred for a deferral period specified by the Committee in connection with the establishment or grant of the Award. In addition, the Committee may permit the applicable Participant to elect to defer a portion of any Award payable hereunder to one or more dates specified by the Participant at the time the deferral election is made. Any voluntary deferral election by a Participant shall be in writing and shall be made and become irrevocable by no later than the end of the calendar year prior to the calendar year in which begins the performance period for the Award to which the deferral election applies.

(f)         Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance based compensation under Section 162(m) of the Code.

(g)         Non Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS

GRANTED UNDER THE PLAN

11.01         Plan Provisions Control Award Terms. Except as provided in Section 11.17, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02        Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03        Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award or is necessary or advisable in the judgment of the Committee to comply with the requirements of Section 409A of the Code) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee. Except as provided in Section 11.07, an outstanding Option or Stock Appreciation Right may not be (i) amended after the Date of Grant to reduce its exercise price without the prior approval of the amendment by the Company’s stockholders or (ii) terminated and replaced with a substitute Award or a cash payment if the effect of such termination and substitution is to reduce the exercise price.

11.04        Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non Qualified Stock Options to provide for such transferability.

11.05        Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a)         The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share (to the extent necessary under generally applicable accounting principles or other applicable law), whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)         In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06         Surrender of Awards. Subject to compliance with Section 409A of the Code, any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. Subject to compliance with Section 409A of the Code and Section 11.03, with the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company.

11.07        Adjustments to Reflect Capital Changes.

(a)         Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin off, extraordinary cash dividend, or other distribution of stock or property of the Company (other than ordinary cash dividends), a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)         Merger. In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c)         Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08         No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its subsidiaries.

11.09         Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10         Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

11.11         No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12         Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13         Compliance with Section 409A. It is intended that Awards made hereunder shall comply with Section 409A of the Code to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a Separation from Service. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). For purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, with respect to an Award that constitutes deferred compensation under Section 409A of the Code and for which payment or settlement of the Award will accelerate upon a Change in Control, no event set forth herein will constitute a Change in Control unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code; to the extent that the event does not so qualify as one of the foregoing for purposes of Section 409A of the Code, then the occurrence of that event shall in no way affect the timing of payment or settlement of such Award. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

11.14         Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.15         Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.16        Amendment and Termination.

(a)         Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)         Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.17        Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.18        Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a)         Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Award which is subject to the achievement of performance criteria be payable before the Award has become earned and payable.

(b)         Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.19        Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.20        Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.21        Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.22         Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

11.23         Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines: (i) that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Company for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any Company policies adopted or implemented by the Board or Committee from time to time or (ii) that the prior determination of the level of achievement of any Performance Goal is materially incorrect and that materially incorrect determination has caused the payment of cash or delivery of shares in an amount greater than the amount that should have been paid or delivered had the determination been correct, the Participant shall be required to return to the Company, within 30 days of written demand, the amount by which the amount that was paid or delivered exceeds the amount that should have been paid or delivered if the prior determination had been correct. In addition, to the extent permitted by applicable law, the Committee may determine that an Award shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery policies adopted by the Company to implement any such requirements or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a given Participant.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone or by Mail

UNIVERSAL INSURANCE HOLDINGS, INC. 1110 WEST COMMERCIAL BLVD. FORT LAUDERDALE, FL 33309 ATTN: FRANK WILCOX

Your phone or internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 8, 2016.

INTERNET/MOBILE – www.cstproxyvote.com Use the internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0537 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

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PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

Item 1: Election of nine directors for a term ending in 2017.

Nominees:

(01)  Scott P. Callahan

(02)  Sean P. Downes

(03)  Darryl L. Lewis

(04)  Ralph J. Palmieri

(05)  Richard D. Peterson

(06)  Michael A. Pietrangelo

(07)  Ozzie A. Schindler

(08)  Jon W. Springer

(09)  Joel M. Wilentz, M.D.

	FOR (check this box to vote for all nominees except as marked below) ☐	WITHHELD (check this box to withhold votes for all nominees) ☐

(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below.)

Change of Address or Comments Mark Here		☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2.
	FOR	AGAINST	ABSTAIN
Item 2: Approval of amendments to and restatement of the Company’s 2009 Omnibus Incentive Plan.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3.
	FOR	AGAINST	ABSTAIN
Item 3: Ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.	☐	☐	☐

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION ON ITEM 4.
	FOR	AGAINST	ABSTAIN
Item 4: Shareholder proposal regarding a majority voting standard in uncontested director elections.	☐	☐	☐

COMPANY ID: PROXY NUMBER:

ACCOUNT NUMBER:

Signature of Shareholder	Signature of Additional Shareholder(s)	Date	, 2016.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held June 9, 2016.

The 2016 Proxy Statement and the 2015 Annual Report to

Shareholders are available at:

http://www.cstproxy.com/universalinsuranceholdings/2016

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REVOCABLE PROXY FOR HOLDERS OF COMMON STOCK AND SERIES A PREFERRED STOCK

UNIVERSAL INSURANCE HOLDINGS, INC.

Annual Meeting of Shareholders on June 9, 2016

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Frank C. Wilcox, with full power of substitution, as the lawful proxy of the undersigned and hereby authorizes him to represent and to vote as designated below all shares of common stock and Series A preferred stock of Universal Insurance Holdings, Inc. (“Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., Central Daylight Time, on June 9, 2016 at the Hotel Ivy, 201 South 11th Street, Minneapolis, Minnesota 55403, and at any adjournment thereof. Holders of common stock and Series A preferred stock are entitled to one vote per share.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” all director nominees set forth in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “ABSTAIN” on Proposal 4.

Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

(Continued, and to be marked, dated and signed, on the other side)